                                                                      EXHIBIT 10

                                                                  Conformed Copy
                                                                  --------------

================================================================================


                   AGREEMENT AND PLAN OF EXCHANGE AND MERGER

                                  BY AND AMONG

                       SILVER KING COMMUNICATIONS, INC.,

                            HOUSE ACQUISITION CORP.,

                          HOME SHOPPING NETWORK, INC.

                                      AND

                               LIBERTY HSN, INC.


                             AS OF AUGUST 25, 1996


================================================================================

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE 1      THE EXCHANGE AND THE MERGER.............................     2

     Section 1.1.   The Exchange.......................................     2
     Section 1.2.   The Merger.........................................     2
     Section 1.3.   Effective Time of the Merger.......................     2
     Section 1.4.   Closing............................................     2
     Section 1.5.   Effects of the Merger..............................     2
     Section 1.6.   Certificate of Incorporation and
                    Bylaws of Surviving Corporation....................     3

ARTICLE 2      EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
               THE CONSTITUENT CORPORATIONS; EXCHANGE OF
               CERTIFICATES............................................     3

     Section 2.1.   Effect on Capital Stock............................     3
                    (a)  Capital Stock of Sub..........................     3
                    (b)  Cancellation of Certain Shares
                           of Company Common Stock and
                           Company Class B Common Stock................     3
                    (c)  Exchange Ratio for Company
                           Common Stock................................     3
                    (d)  Exchange Ratio for Company
                           Class B Common Stock........................     4
                    (e)  Adjustment of Common Stock
                           Exchange Ratio and Class B
                           Common Stock Exchange Ratio.................     4
                    (f)  Adjustment of Contingent Right and
                           Shares under Exchange Agreement.............     4

     Section 2.2.   Exchange of Certificates...........................     5
                    (a)  Exchange Agent................................     5
                    (b)  Exchange Procedures...........................     5
                    (c)  Distributions with Respect to
                           Unsurrendered Certificates..................     6
                    (d)  No Further Ownership Rights in
                           Company Common Stock........................     6
                    (e)  No Issuance of Fractional Shares..............     7
                    (f)  Termination of Exchange Fund..................     8
                    (g)  No Liability..................................     8
                    (h)  Lost, Stolen or Destroyed Certificates........     8

     Section 2.3.        Stock Options.................................     8
     Section 2.4.        Taking of Necessary Action; Further Action....     9

                                                                          PAGE
                                                                          ----
ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY.................................................     9

     Section 3.1.   Organization and Qualification; Subsidiaries.......     9
     Section 3.2.   Certificate of Incorporation and Bylaws............    10
     Section 3.3.   Capitalization.....................................    10
     Section 3.4.   Authority Relative to this Agreement...............    10
     Section 3.5.   No Conflict; Required Filings and Consents.........    11
     Section 3.6.   Compliance; Permits................................    12
     Section 3.7.   SEC Filings; Financial Statements..................    12
     Section 3.8.   Absence of Certain Changes or Events...............    13
     Section 3.9.   Absence of Litigation..............................    13
     Section 3.10.  Registration Statement; Proxy Statement............    14
     Section 3.11.  Taxes..............................................    14
     Section 3.12.  Brokers............................................    15
     Section 3.13.  Opinion of Financial Advisor.......................    15
     Section 3.14.  Board Approval.....................................    15
     Section 3.15.  Employee Benefit Plans.............................    15
     Section 3.16.  Tax Matters........................................    16

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF PARENT
               AND SUB.................................................    16

     Section 4.1.   Organization and Qualification; Subsidiaries.......    16
     Section 4.2.   Certificate of Incorporation and Bylaws............    17
     Section 4.3.   Capitalization.....................................    17
     Section 4.4.   Authority Relative to this Agreement...............    18
     Section 4.5.   No Conflict; Required Filings and Consents.........    19
     Section 4.6.   Compliance; Permits................................    20
     Section 4.7.   SEC Filings; Financial Statements..................    20
     Section 4.8.   Absence of Certain Changes or Events...............    21
     Section 4.9.   Absence of Litigation..............................    21
     Section 4.10.  Registration Statement; Proxy Statement............    22
     Section 4.11.  Taxes..............................................    22
     Section 4.12.  Brokers............................................    22
     Section 4.13.  Opinion of Financial Advisor.......................    22
     Section 4.14.  Board Approval.....................................    23
     Section 4.15.  Interim Operations of Sub..........................    23
     Section 4.16.  Employee Benefit Plans.............................    23
     Section 4.17.  Tax Matters........................................    24
     Section 4.18.  BDTV Arrangements..................................    24

ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF LIBERTY HSN...........    24

     Section 5.1.   Organization and Qualification; Subsidiaries.......    24
     Section 5.2.   Certificate of Incorporation and Bylaws............    24
     Section 5.3.   Capitalization; Business of Liberty HSN............    25
     Section 5.4.   Authority Relative to this Agreement...............    25

                                                                          PAGE
                                                                          ----
     Section 5.5.   No Conflict; Required Filings and Consents..........   25
     Section 5.6.   Ownership of Company Stock..........................   26
     Section 5.7.   Absence of Litigation...............................   26
     Section 5.8.   Brokers.............................................   26
     Section 5.9.   Tax Matters.........................................   26

ARTICLE 6      CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
               TIME; ADDITIONAL AGREEMENTS..............................   26

     Section 6.1.   Information and Access..............................   26
     Section 6.2.   Conduct of Business of the Company..................   27
     Section 6.3.   Conduct of Business of Parent.......................   28
     Section 6.4.   Preparation of S-4, Schedule 13E-3 and
                      Proxy Statement; Other Filings....................   28
     Section 6.5.   Letter of Independent Auditors......................   30
     Section 6.6.   Stockholders' Meetings..............................   30
     Section 6.7.   Agreements to Take Reasonable Action................   30
     Section 6.8.   Consents............................................   31
     Section 6.9.   NASDAQ Quotation....................................   31
     Section 6.10.  Public Announcements................................   31
     Section 6.11.  Affiliates..........................................   31
     Section 6.12.  Defense of Litigation...............................   31
     Section 6.13.  Indemnification.....................................   31
     Section 6.14.  Notification of Certain Matters.....................   32
     Section 6.15.  The Company Debentures..............................   32
     Section 6.16.  Employee Agreements.................................   32
     Section 6.17.  Reorganization......................................   32
     Section 6.18.  Exchange Agreement..................................   32
     Section 6.19.  Parent Directors....................................   33

ARTICLE 7      CONDITIONS PRECEDENT.....................................   33

     Section 7.1.   Conditions to Each Party's Obligation to
                      Effect the Merger and the Exchange................   33
                    (a)  FCC Approvals; HSR Approval....................   33
                    (b)  Stockholder Approval...........................   33
                    (c)  Effectiveness of the S-4.......................   34
                    (d)  Liberty Exchange...............................   34
                    (e)  Governmental Entity Approvals..................   34
                    (f)  No Injunctions or Restraints; Illegality.......   34
                    (g)  NASDAQ Quotation...............................   34
                    (h)  Consummation of Savoy Merger...................   34

     Section 7.2.   Conditions of Obligations of Parent and Sub.........   34
                    (a)  Representations and Warranties.................   35
                    (b)  Performance of Obligations of the Company
                           and Liberty HSN..............................   35
                    (c)  Consents.......................................   35
                    (d)  Tax Opinion....................................   35

                                                                             PAGE
                                                                             ----
     Section 7.3.   Conditions of Obligations of the Company...............   35
                    (a)  Representations and Warranties....................   35
                    (b)  Performance of Obligations of
                           Parent, Sub and Liberty HSN.....................   36
                    (c)  Consents..........................................   36
                    (d)  Tax Opinion.......................................   36

     Section 7.4.   Conditions of Obligations of Liberty HSN...............   36

ARTICLE 8      TERMINATION.................................................   36

     Section 8.1.   Termination............................................   36
     Section 8.2.   Effect of Termination..................................   38
     Section 8.3.   Fees and Expenses......................................   38

ARTICLE 9      GENERAL PROVISIONS..........................................   38

     Section 9.1.   Failure to Consummate the Merger.......................   38
     Section 9.2.   Amendment..............................................   39
     Section 9.3.   Extension; Waiver......................................   39
     Section 9.4.   Nonsurvival of Representations, Warranties
                      and Agreements.......................................   39
     Section 9.5.   Entire Agreement.......................................   39
     Section 9.6.   Severability...........................................   40
     Section 9.7.   Notices................................................   40
     Section 9.8.   Headings...............................................   41
     Section 9.9.   Counterparts...........................................   41
     Section 9.10.  Benefits; Assignment...................................   41
     Section 9.11.  Governing Law..........................................   42
     Section 9.12.  Tax Matters............................................   42

EXHIBIT A       Terms of Contingent Rights

EXHIBIT B       Form of Company Affiliate Letter

EXHIBIT C       Exchange Agreement Term Sheet

ANNEX A         Company Stockholders Party
                to Company Voting Agreement

ANNEX B         Parent Stockholders Party
                to Parent Voting Agreement

                            INDEX OF DEFINED TERMS

   Term                                                        Section
   ----                                                        -------
"Agreement".................................................  Preamble
"Approvals".................................................  Section 3.1
"BDTV"......................................................  Recitals
"Blue Sky Laws".............................................  Section 4.5(b)
"Business Day"..............................................  Section 1.4
"Certificate of Merger".....................................  Section 1.3
"Certificates"..............................................  Section 2.2(b)
"Class B Common Stock Exchange Ratio".......................  Section 2.1(d)
"Closing"...................................................  Section 1.4
"Closing Date"..............................................  Section 1.4
"Code"......................................................  Recitals
"Common Shares Trust".......................................  Section 2.2(e)(iii)
"Common Stock Exchange Ratio"...............................  Section 2.1(c)
"Commonly Controlled Entity"................................  Section 3.15(a)
"Company"...................................................  Preamble
"Company Banker"............................................  Section 3.12
"Company Benefit Plans".....................................  Section 3.15(a)
"Company Class B Common Stock"..............................  Section 2.1(d)
"Company Common Stock"......................................  Section 2.1(c)
"Company Disclosure Letter".................................  Section 3.3
"Company FCC Approval"......................................  Section 3.5(b)
"Company Option"............................................  Section 2.3
"Company Option Plans"......................................  Section 2.3
"Company Permits"...........................................  Section 3.6(b)
"Company Preferred Stock"...................................  Section 3.3
"Company SEC Reports".......................................  Section 3.7(a)
"Company Stock".............................................  Section 2.1(d)
"Company Voting Agreement"..................................  Recitals
"Constituent Corporations"..................................  Section 1.2
"Contingent Right"..........................................  Section 2.1(d)
"Delaware Statute"..........................................  Recitals
"Effective Time"............................................  Section 1.3
"ERISA".....................................................  Section 3.15(a)
"ERISA Plan"................................................  Section 3.15(a)
"Excess Shares".............................................  Section 2.2(e)(ii)
"Exchange"..................................................  Section 1.1
"Exchange Act"..............................................  Section 3.5(b)
"Exchange Agent"............................................  Section 2.2(a)
"Exchange Agreement"........................................  Section 3.4
"Exchange Fund".............................................  Section 2.2(a)
"FCC".......................................................  Section 2.1(f)
"FCC Approval"..............................................  Section 4.5(b)
"FCC Regulations"...........................................  Section 2.1(f)
"GAAP"......................................................  Section 3.7(b)
"Governmental Entity".......................................  Section 3.5(b)

"HSR Act"...................................................  Section 6.4
"Indenture".................................................  Section 6.15
"Liberty"...................................................  Section 2.1(f)
"Liberty Adverse Effect"....................................  Section 5.1
"Liberty Group".............................................  Section 2.1(f)
"Liberty HSN"...............................................  Preamble
"Liberty HSN Disclosure Letter".............................  Section 5.5(a)
"Liberty HSN Shares"........................................  Section 5.6
"Material Adverse Effect"...................................  Section 3.1, 4.1
"Merger"....................................................  Recitals
"Multiemployer Plan"........................................  Section 3.15(a)
"NASD"......................................................  Section 2.2(e)(iii)
"Other Filings".............................................  Section 6.4
"Parent"....................................................  Preamble
"Parent Banker".............................................  Section 4.12
"Parent Benefit Plans"......................................  Section 4.16(a)
"Parent Class B Common Stock"...............................  Section 2.1(d)
"Parent Common Stock".......................................  Section 2.1(c)
"Parent Disclosure Letter"..................................  Section 4.3
"Parent ERISA Plan".........................................  Section 4.16(a)
"Parent Permits"............................................  Section 4.6(b)
"Parent Preferred Stock"....................................  Section 4.3
"Parent SEC Reports"........................................  Section 4.7(a)
"Parent Stock"..............................................  Section 2.1(d)
"Parent Voting Agreement"...................................  Recitals
"Proxy Statement"...........................................  Section 3.5(b)
"S-4".......................................................  Section 3.10
"Schedule 13E-3"............................................  Section 3.5(b)
"SEC".......................................................  Section 3.1
"Securities Act"............................................  Section 3.7(a)
"Special Committee".........................................  Section 3.14
"Stockholders Meeting"......................................  Section 3.10
"Stockholders Meetings".....................................  Section 3.10
"Sub".......................................................  Preamble
"Sub Class B Common Stock"..................................  Section 4.3
"Sub Common Stock"..........................................  Section 4.3
"Surviving Corporation".....................................  Section 1.2
"Surviving Corporation Class B Common Stock"................  Section 2.1(a)
"Surviving Corporation Common Stock"........................  Section 2.1(a)
"Tax Return"................................................  Section 3.11
"Taxes".....................................................  Section 3.11
"TCI".......................................................  Section 2.1(f)
"Term Sheet"................................................  Section 3.4
"Transactions:..............................................  Section 3.4
"Trustee"...................................................  Section 6.15

                   AGREEMENT AND PLAN OF EXCHANGE AND MERGER


          THIS AGREEMENT AND PLAN OF EXCHANGE AND MERGER (this "Agreement") is dated as of August 25, 1996, by and among SILVER KING COMMUNICATIONS, INC., a Delaware corporation ("Parent"), HOUSE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), HOME SHOPPING NETWORK, INC., a Delaware corporation (the "Company"), and LIBERTY HSN, INC., a Colorado corporation ("Liberty HSN").

                                   RECITALS:

          A. The Boards of Directors of Parent, Sub and the Company and the Special Committee of the Board of Directors of the Company have each approved the terms and conditions of the business combination between Parent and the Company to be effected by the merger (the "Merger") of Sub with and into the Company, pursuant to the terms and subject to the conditions of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Statute"), and each deems the Merger advisable and in the best interests of each corporation.

          B. Each of Parent, Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger.

          C. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, each of the persons listed on Annex A has entered into a voting agreement (the "Company Voting Agreement") pursuant to which such person has agreed, among other things, to vote its shares of Company Stock (as defined in Section 2.1(d)) in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement.

          D. Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, each of the persons listed on Annex B has entered into a voting agreement (the "Parent Voting Agreement") pursuant to which such person has agreed, among other things, to vote its shares, or to cause BDTV INC., a Delaware corporation and the holder of Parent Stock ("BDTV"), to vote shares that are beneficially or of record owned by such person and are held by BDTV, of Parent Stock (as defined in Section 2.1(d)), in favor of the issuance of Parent Stock in connection with the Merger and any other matter which requires its vote in connection with the transactions contemplated by this Agreement.

          E. For federal income tax purposes, it is intended that the Merger and the transactions contemplated thereby (including the issuance of Parent Stock pursuant to the Contingent Right (as defined in Section 2.1(d))) and by the Exchange Agreement (as defined in Section 3.4) qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                          THE EXCHANGE AND THE MERGER

          SECTION 1.1. THE EXCHANGE.  Upon the terms and subject to the
                       ------------
conditions of this Agreement, immediately prior to the Effective Time (as defined in Section 1.3) and provided that all of the conditions set forth in
Article 7 (excluding Section 7.1(d) but simultaneous with the execution of the Exchange Agreement) to be satisfied prior to the Closing (as defined in Section 1.4) have been satisfied or duly waived, Liberty HSN shall exchange, or shall cause its subsidiary to exchange, in the aggregate 17,566,702 shares of Company Common Stock (as defined in Section 2.1(c)) and 739,141 shares of Company Class B Common Stock (as defined in Section 2.1(d)) for, respectively, 17,566,702 shares of Sub Common Stock (as defined in Section 4.3) and 739,141 shares of Sub Class B Common Stock (as defined in Section 4.3) (such actions, collectively, the "Exchange").

          SECTION 1.2.  THE MERGER.  Upon the terms and subject to the
                        ----------
conditions of this Agreement and in accordance with the Delaware Statute, at the Effective Time, Parent shall cause Sub to be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Sub shall cease. Sub and the Company are collectively referred to as the "Constituent Corporations."

          SECTION 1.3.  EFFECTIVE TIME OF THE MERGER.  Subject to the provisions
                        ----------------------------
of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the Delaware Statute, simultaneously with or as soon as practicable following the Closing. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

          SECTION 1.4.  CLOSING.  Unless this Agreement shall have been
                        -------
terminated pursuant to Section 8.1, the closing of the Exchange and the Merger (the "Closing") will take place at 10:00 a.m. on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be no later than the third Business Day (as defined below) after satisfaction of the latest to occur of the conditions set forth in Sections 7.1 (other than Sections 7.1(d), 7.1(f)), 7.2(b) (other than the delivery of the officers' certificate referred to therein), 7.2(c), 7.3(b) (other than the delivery of the officers' certificate referred to therein), and 7.3(c), and shall be on the same day as the satisfaction of the condition in Section 7.1(d) (provided, that all closing
                                                     --------
conditions set forth in Article 7 have been satisfied or waived at or prior to the Closing), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another place is agreed to in writing by the parties. As used in this Agreement, "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York and the State of Delaware.

          SECTION 1.5.  EFFECTS OF THE MERGER.  At the Effective Time:  (a) the
                        ---------------------
separate existence of Sub shall cease and Sub shall be merged with and into the Company, with the result that the Company shall be the Surviving Corporation, and (b) the Merger shall have all of the effects provided by the Delaware Statute.

          SECTION 1.6.  CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING
                        ----------------------------------------------------
CORPORATION.  At the Effective Time, (a) the certificate of incorporation of the
- -----------
Company shall be the certificate of incorporation of the Surviving Corporation until altered, amended or repealed as provided in the Delaware Statute; (b) the bylaws of Sub shall become the bylaws of the Surviving Corporation until altered, amended or repealed as provided in the Delaware Statute or in the certificate of incorporation or bylaws of the Surviving Corporation; (c) the directors of Sub shall become the initial directors of the Surviving Corporation; such directors will hold office from the Effective Time until their respective successors are duly elected or appointed as provided in the certificate of incorporation and bylaws of the Surviving Corporation; and (d) the officers of the Company shall continue as the officers of the Surviving Corporation until such time as their respective successors are duly elected as provided in the bylaws of the Surviving Corporation.


                                   ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          SECTION 2.1.  EFFECT ON CAPITAL STOCK.  At the Effective Time, subject
                        -----------------------
and pursuant to the terms of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any shares of capital stock of the Constituent Corporations:

          (a)  Capital Stock of Sub.  Each issued and outstanding share of the
               --------------------
     common stock, $.00001 par value per share, of Sub shall be converted into 1 validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock"), and each issued and outstanding share of the Class B common stock, $.00001 par value per share, of Sub shall be converted into 1 validly issued, fully paid and nonassessable share of Class B common stock, $.01 par value per share, of the Surviving Corporation ("Surviving Corporation Class B Common Stock"). Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of Surviving Corporation Common Stock and shares of Surviving Corporation Class B Common Stock.

          (b)  Cancellation of Certain Shares of Company Common Stock and
               ----------------------------------------------------------
     Company Class B Common Stock.  Each share of Company Common Stock and
     ----------------------------
     Company Class B Common Stock that is owned by the Company as treasury stock and each share of Company Common Stock that is owned by Parent, Sub or any other wholly owned subsidiary of Parent shall be cancelled and retired and shall cease to exist, and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (c)  Exchange Ratio for Company Common Stock.  Each share of common
               ---------------------------------------
     stock, $.01 par value per share, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 2.1(b)), shall be converted into the right to receive 0.45 of a fully paid and nonassessable share of common stock, $.01 par value per share, of Parent ("Parent Common Stock") (the

     "Common Stock Exchange Ratio"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding, and shall automatically be cancelled and retired and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued; and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

          (d)  Exchange Ratio for Company Class B Common Stock.  Each share of
               -----------------------------------------------
     Class B common stock, $.01 par value per share, of the Company ("Company Class B Common Stock" and, together with the Company Common Stock, "Company Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 2.1(b)), shall be converted into the right to receive at the effective time (i) 0.54 of a fully paid and nonassessable share of Class B common stock, $.01 par value per share, of Parent ("Parent Class B Common Stock" and, together with the Parent Common Stock, "Parent Stock") (the "Class B Common Stock Exchange Ratio"), and (ii) a pro rata interest in the contingent right to receive additional shares of Parent Class B Common Stock pursuant to the terms set forth in Exhibit A hereto (the "Contingent Right"). At the Effective Time, all such shares of Company Class B Common Stock shall no longer be outstanding, and shall automatically be cancelled and retired and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Class B Common Stock to be issued in consideration therefor (including pursuant to the Contingent Right) upon the due surrender of such certificate to Parent, and the holder of Company Class B Common Stock shall receive a certificate representing the number of shares of Parent Common Stock described in clause (i) hereof, without interest. No fractional shares of Parent Class B Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made without any interest thereon, based on the closing market price as of the Business Day preceding such exercise on the principal national securities exchange or interdealer system on which the Parent Common Stock is then listed or quoted multiplied by the fractional interest.

          (e)  Adjustment of Common Stock Exchange Ratio and Class B Common
               ------------------------------------------------------------
     Stock Exchange Ratio.  If, between the date of this Agreement and the
     --------------------
     Effective Time, the outstanding shares of Parent Common Stock or Parent Class B Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Common Stock Exchange Ratio or the Class B Common Stock Exchange Ratio (including the Contingent Right), as the case may be, shall be correspondingly adjusted.

          (f)  Adjustment of Contingent Right and Shares under Exchange
               --------------------------------------------------------
     Agreement.  To the extent that, immediately prior to the Effective Time,
     ---------
     Liberty Media Corporation, a Delaware corporation ("Liberty"), Tele-Communications, Inc., a Delaware corporation ("TCI"), and the controlled affiliates of Liberty and TCI (collectively, including Liberty HSN, the "Liberty Group") are legally permitted under applicable law (including federal communications statutes and the rules, regulations, orders, decrees and policies of the Federal Communications Commission (the "FCC"), and any interpretations or waivers thereof or modifications thereto (such provisions collectively, "FCC Regulations")), to own, directly or indirectly, and without limitation or restriction relating to the continuation of such ownership following issuance, or the imposition of any additional restrictions on the business or assets of the Liberty Group or Parent, in excess of 9,818,194 shares of Parent Stock (the number the Liberty Group would be permitted to own as of the date hereof), as if that certain merger referred to in Section 7.1(h) and the Merger had been consummated as of the date hereof, the following adjustments shall be made:
     (i) the Contingent Right shall first be reduced by such excess (and the total number of shares of Parent Class B Common Stock to be issued to the Liberty Group at the Effective Time shall be increased pursuant to Section 2.1(d)), until such time as the number of shares of Parent Class B Common Stock to be issued pursuant to the Contingent Right equals zero, (ii) thereafter, the number of shares of Company Class B Common Stock to be exchanged for shares of Sub Class B Common Stock shall be reduced (and the number of shares of Parent Class B Common Stock to be issued to the Liberty Group at the Effective Time shall be increased based on the Class B Common Stock Exchange Ratio), and (iii) thereafter, the number of shares of Company Common Stock to be exchanged for shares of Sub Common Stock shall be reduced (and the number of shares of Parent Common Stock to be issued to the Liberty Group at the Effective Time shall be increased, based on the Common Stock Exchange Ratio).

          SECTION 2.2.  EXCHANGE OF CERTIFICATES.
                        ------------------------

          (a)  Exchange Agent.  Prior to the Closing Date, Parent shall select a
               --------------
bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger. Prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Stock, for exchange in accordance with this Article 2, certificates representing the shares of Parent Stock (such shares of Parent Stock, together with any dividends or distributions with respect thereto, are referred to as the "Exchange Fund") issuable pursuant to Section 2.1(c) at the Effective Time in exchange for outstanding shares of Company Common Stock, which shall include such shares of Parent Common Stock to be sold by the Exchange Agent pursuant to
Section 2.2(e), but shall not include shares of Parent Stock to be issued pursuant to the Exchange Agreement or the Contingent Right. The procedures provided in this Section 2.2 shall not apply to such shares of Parent Stock.

          (b)  Exchange Procedures.  As soon as practicable after the Effective
               -------------------
Time, Parent shall instruct the Exchange Agent to mail to each holder of record (other than the Company, Parent, Sub and any wholly owned subsidiary of the Company) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (collectively, the "Certificates") whose shares were converted into the right to receive Parent Common Stock or Parent Class B Common Stock pursuant to Section 2.1(c) of this Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Stock and any cash in lieu of fractional shares of Parent Stock or Parent

Class B Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Stock which such holder has the right to receive pursuant to the provisions of this Article 2 and any cash in lieu of fractional shares of Parent Stock, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Stock and any cash in lieu of fractional shares of Parent Stock may be issued and paid to a transferee if the Certificate representing such Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock or Parent Class B Common Stock and cash in lieu of any fractional shares of Parent Stock as contemplated by this Article 2 and the Delaware Statute. The consideration to be issued in the Merger will be delivered by the Exchange Agent as promptly as practicable following surrender of a Certificate and any other required documents. No interest will be payable on such consideration regardless of any delay in making payments.

          (c)  Distributions with Respect to Unsurrendered Certificates.  No
               --------------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Parent Class B Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock or Parent Class B Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions on Parent Common Stock or Parent Class B Common Stock with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions on Parent Common Stock or Parent Class B Common Stock with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Stock.

          (d)  No Further Ownership Rights in Company Common Stock.  All shares
               ---------------------------------------------------
of Parent Common Stock or Parent Class B Common Stock issued upon the surrender for exchange of shares of Company Common Stock or Company Class B Common Stock in accordance with the terms of this Article 2 (plus any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Class B Common Stock. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to the shares of Company Common Stock or Company Class B Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2.

          (e)  No Issuance of Fractional Shares.
               --------------------------------

                    (i) No certificates or scrip for fractional shares of Parent Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                    (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2(a) over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices in the over-the-counter market, all in the manner provided in clause (iii) of this Section 2.2(e). A fractional share of Parent Class B Common Stock shall be deemed to have the same value as the same fractional share of Parent Common Stock. To the extent that a fractional share of Parent Class B Common Stock would otherwise be issued in the Merger, the Company shall pay directly to such holder of Company Class B Common Stock the amount of cash, if any, in lieu of any fractional share interests and subject to clause (v) of this Section 2.2(e).

                    (iii) The sale of the Excess Shares by the Exchange Agent shall be executed in the over-the-counter market through one or more member firms of the National Association of Securities Dealers, Inc. (the "NASD") and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Company Common Stock (the "Common Shares Trust"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled.

                    (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to the holders of Company Common Stock in lieu of any fractional share interests and subject to clause (v) of this
     Section 2.2(e), the Exchange Agent shall make available such amounts to such holders of Company Common Stock.

                    (v) Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

          (f)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               ----------------------------
and Common Shares Trust which remains undistributed to the stockholders of the Company for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any former stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (g)  No Liability.  Neither the Exchange Agent, Parent, Sub nor the
               ------------
Company shall be liable to any holder of shares of Company Stock or Parent Stock, as the case may be, for shares (or dividends or distributions with respect thereto) from the Exchange Fund or cash from the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
Certificates evidencing shares of Company Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a reasonable indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate(s).

          SECTION 2.3.  STOCK OPTIONS.  At the Effective Time, the Company's
                        -------------
obligation with respect to each outstanding option (each, a "Company Option") to purchase shares of Company Common Stock issued pursuant to the 1996 Stock Option Plan for Employees, the 1996 Stock Option Plan for Outside Directors, the 1986 Stock Option Plan for Employees and the 1986 Stock Option Plan for Directors (collectively, the "Company Option Plans"), as amended in the manner described in the following sentence, shall be assumed by Parent. The Company Options so assumed by Parent shall continue to have, and be subject to, the same terms and conditions as set forth in the Company Option Plans and the agreements pursuant to which such Company Options were issued as in effect immediately prior to the Effective Time, which plans and agreements shall be assumed by Parent, except that (in accordance with the applicable provisions of such plans) (a) each such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of that number of shares of Company Common Stock covered by such Company Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio and rounded up to the nearest whole number of shares of Parent Common Stock, and (b) the exercise price per share of Parent Common Stock shall equal the exercise price per share of Company Common Stock in effect immediately prior to the Effective Time divided by the Common Stock Exchange Ratio. Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of such Company Options pursuant to this
Section 2.3 and (ii) promptly after the Effective Time issue to each holder of an outstanding Company Stock Option a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 2.3.

          SECTION 2.4.  TAKING OF NECESSARY ACTION; FURTHER ACTION.  If, at any
                        ------------------------------------------
time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm of record or otherwise establish in the Surviving Corporation full right, title and interest in, to or under any of the assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of each of the Constituent Corporations or otherwise to take all such lawful and necessary or desirable action.


                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Sub as follows:

          SECTION 3.1.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.  Each of
                        --------------------------------------------
the Company and its "Significant Subsidiaries" (as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in this Article 3 or elsewhere in this Agreement in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Other than wholly owned subsidiaries and except as disclosed in the Company SEC Reports (as defined in Section 3.7(a)) or the Company Disclosure Letter (as defined in Section 3.3), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

          SECTION 3.2.  CERTIFICATE OF INCORPORATION AND BYLAWS.  The Company
                        ---------------------------------------
has previously furnished or made available to Parent and Liberty HSN a complete and correct copy of its certificate of incorporation and bylaws as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Neither the Company nor any of its Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

          SECTION 3.3.  CAPITALIZATION.  The authorized capital stock of the
                        --------------
Company consists of 150,000,000 shares of Company Common Stock, 20,000,000 shares of Company Class B Common Stock and 500,000 shares of preferred stock, par value $.01 per share, of the Company (the "Company Preferred Stock"). At the close of business on August 23, 1996, (a) 78,975,159 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and not subject to preemptive rights, (b) of the amount referred to in clause (a), 6,986,000 shares of Company Common Stock were held in treasury by the Company or by wholly owned subsidiaries of the Company, (c) options to purchase 18,715,010 shares of Company Common Stock were outstanding under the Company Option Plans, and (d) debentures issued pursuant to the Indenture (as defined in Section 6.15) presently convertible into 8,333,333.33 shares of Company Common Stock were issued and outstanding. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. No change in such capitalization has occurred between June 30, 1996 and the date hereof except (i) the issuance of shares of Company Common Stock pursuant to the exercise of outstanding options, (ii) shares issued upon conversion of the debentures issued pursuant to the Indenture, and (iii) as contemplated by this Agreement. Except as set forth in this Section 3.3 or as disclosed in the disclosure letter delivered by the Company to Parent and Liberty HSN (the "Company Disclosure Letter"), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments, in each case to which the Company or any of its subsidiaries is a party, of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.3 of the Company Disclosure Letter, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock or the capital stock of any subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Section 3.3 of the Company Disclosure Letter, all such shares are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

          SECTION 3.4.  AUTHORITY RELATIVE TO THIS AGREEMENT.  The Company has
                        ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of the Company of this Agreement, to consummate the Transactions (as defined below). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company in accordance with the Delaware Statute and the Company's certificate of incorporation and bylaws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub and Liberty HSN, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (b) the availability of injunctive relief and other equitable remedies. The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the Delaware Statute will not apply to Parent, Sub, Barry Diller or the Liberty Group and their respective affiliates and associates with respect to or as a result of this Agreement (including the issuance of Parent Stock pursuant to the Contingent Right), the exchange agreement having the terms set forth on Exhibit C hereto and otherwise in form and substance reasonably satisfactory to Parent, Liberty HSN and the Company (the "Exchange Agreement"), the Company Voting Agreement, the Term Sheet, dated August 25, 1996, between Liberty and Barry Diller (the "Term Sheet") or the transactions contemplated hereby or thereby (such transactions collectively, the "Transactions").

          SECTION 3.5.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                        ------------------------------------------

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by the Company will not, (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its subsidiaries; (ii) subject to obtaining the approval of the Company's stockholders of this Agreement in accordance with the Delaware Statute and the Company's certificate of incorporation and bylaws and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected; or (iii) except as set forth in Section 3.5 of the Company Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or the Company or its subsidiaries under, or give to others any rights of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger or the Exchange in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Material Adverse Effect.
Section 3.5 of the Company Disclosure Letter lists all material consents, waivers and approvals under any agreements, contracts, licenses or leases required to be obtained by the Company or its subsidiaries in connection with the consummation of the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by the Company will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) the filing of documents to satisfy the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state takeover laws, (ii) the filing with the SEC of a joint proxy statement and prospectus in definitive form relating to the meetings of the Company's and Parent's stockholders to be held in connection with the Merger (the "Proxy Statement") and the Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") relating thereto, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) filings under the rules and regulations of the New York Stock Exchange, Inc., (v) the approval of the FCC relating to the transfer of control of the Company's earth stations (the "Company FCC Approval") and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications
(A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay in any material respect the Company from performing its obligations under this Agreement or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.6.  COMPLIANCE; PERMITS.
                        -------------------

          (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation (whether after the giving of notice or passage of time or both) of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except for any conflicts, defaults or violations which do not and would not have, individually or in the aggregate, a Material Adverse Effect.

          (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.7.  SEC FILINGS; FINANCIAL STATEMENTS.
                        ---------------------------------

          (a) The Company has made available to Parent a correct and complete copy of each report, schedule, registration statement (but only such registration statements that have become effective prior to the date hereof) and definitive proxy statement filed by the Company with the SEC on or after January 1, 1994 and prior to the date of this Agreement (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by the Company with the SEC since such date. As of their respective dates, the

Company SEC Reports and any forms, reports and other documents filed by the Company with the SEC after the date of this Agreement (i) complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC), and each fairly presented the consolidated financial position of the Company and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

          (c) Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) set forth in Section 3.7 of the Company Disclosure Letter or the Company SEC Reports filed with the SEC prior to the date of this Agreement or provided for in the Company's balance sheet (and related notes thereto) as of December 31, 1995 filed in the Company SEC Reports, or (ii) incurred since December 31, 1995 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

          SECTION 3.8.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set
                        ------------------------------------
forth in Section 3.8 of the Company Disclosure Letter, contemplated by this Agreement or disclosed in the Company SEC Reports, since December 31, 1995, (a) the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and have not taken any of the actions set forth in Section 6.2(b), and (b) there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate, having or which could reasonably be expected to have a Material Adverse Effect, or (ii) any material change by the Company in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

          SECTION 3.9.  ABSENCE OF LITIGATION.  Except as disclosed in the
                        ---------------------
Company SEC Reports, there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or reasonably could be expected to, have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries (i) having or which would, or reasonably could be expected to, have a Material Adverse Effect or (ii) which seeks to restrain, enjoin or delay consummation of any of the Transactions.

          SECTION 3.10.  REGISTRATION STATEMENT; PROXY STATEMENT.  None of the
                         ---------------------------------------
information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (b) the Proxy Statement and the Schedule 13E-3 will, at the date the Proxy Statement is mailed to the stockholders of Parent and the Company, at the time of the stockholders meetings of Parent and the Company (each a "Stockholders Meeting" and collectively, the "Stockholders Meetings") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

          SECTION 3.11.  TAXES.  The Company and each of its subsidiaries, and
                         -----
any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which the Company or any of its subsidiaries is or has been a member has timely filed all Tax Returns (as defined below) required to be filed by it or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect, individually and in the aggregate would not have a Material Adverse Effect, and all such Tax Returns were complete and accurate in all material respects. In addition, (a) no material claim for unpaid Taxes has become a lien against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries, (b) no audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority (i) as of the date of this Agreement and (ii) which, as of the Closing Date, has not had and could not reasonably be expected to have a Material Adverse Effect, (c) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect (i) as of the date of this Agreement and (ii) which, as of the Closing Date, has not had and could not reasonably be expected to have a Material Adverse Effect and (d) there is no agreement, contract or arrangement to which the Company or any of its subsidiaries is a party that, by virtue of the Merger, will result in the payment of any amount that would not be deductible under Section 162 or 404 of the Code, or by reason of Section 280G of the Code. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem,
                                                                  -- -------
franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          SECTION 3.12.  BROKERS.  Except as set forth on Section 3.12 of the
                         -------
Company Disclosure Schedule, no broker, finder or investment banker (other than Wasserstein, Perella & Co. (the "Company Banker")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete copy of all agreements between the Company and the Company Banker pursuant to which such firm would be entitled to any payment relating to the Merger and the other transactions contemplated hereby.

          SECTION 3.13.  OPINION OF FINANCIAL ADVISOR.  The Company's Board of
                         ----------------------------
Directors has received the written opinion of the Company Banker that, as of the date of this Agreement, the Common Stock Exchange Ratio is fair to the stockholders of the Company (other than the Liberty Group) from a financial point of view, a copy of which opinion will be delivered to Parent, and such opinion has not been withdrawn or modified in any material respect.

          SECTION 3.14.  BOARD APPROVAL.  The Board of Directors of the Company
                         --------------
based on the recommendation of the Special Committee of independent directors (the "Special Committee") (which recommendation was a condition to the approval of the Company's Board of Directors set forth in clause (a) of this sentence) has, prior to this Agreement, (a) approved this Agreement, the Company Voting Agreement, the Term Sheet, the Exchange Agreement and the transactions contemplated hereby and thereby (including for purposes of Section 203 of the Delaware Statute), (b) determined that the Transactions are fair to and in the best interests of the stockholders of the Company (other than the Liberty Group) and (c) recommended that the stockholders of the Company approve this Agreement and the Transactions. No vote of Company stockholders pursuant to (S) 203 of the Delaware Statute is required in connection with the Transactions.

          SECTION 3.15.  EMPLOYEE BENEFIT PLANS.
                         ----------------------

          (a) The Company has delivered or made available to Parent prior to the execution of this Agreement true and complete copies (or, in the case of bonus or other incentive plans, summaries thereof) of all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical, vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or any entity required to be aggregated with the Company pursuant to Section 414 of the Code (each, a "Commonly Controlled Entity") for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Company Benefit Plans"). Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." No Company Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan").

          (b) All Company Benefit Plans are in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to the Company or any Commonly Controlled Entity.

          (c) No ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its affiliates from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent, except as provided under the Company Option Plans or related agreement.

          SECTION 3.16.  TAX MATTERS.  Neither the Company nor any of its
                         -----------
subsidiaries has taken or agreed to take any action (including in connection with the Transactions) that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.


                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub jointly and severally represent and warrant to the Company, as follows:

          SECTION 4.1.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.  Each of
                        --------------------------------------------
Parent and its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in this Article 4 or elsewhere in connection with Parent or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole. Other than wholly owned subsidiaries and except as disclosed in the Parent SEC Reports (as defined in Section 4.7(a)) or Section 6.3 of the Parent Disclosure Letter (as defined in Section 4.3), Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

          SECTION 4.2.  CERTIFICATE OF INCORPORATION AND BYLAWS.  Parent has
                        ---------------------------------------
previously furnished to the Company a complete and correct copy of its certificate of incorporation and bylaws as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Neither Parent nor any of its Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

          SECTION 4.3.  CAPITALIZATION.  As of the date hereof, the authorized
                        --------------
capital stock of Parent consists of (a) 30,000,000 shares of Parent Common Stock and 2,415,945 shares of Parent Class B Common Stock, and (b) 50,000 shares of preferred stock, par value $.01 per share, of Parent (the "Parent Preferred Stock"), none of which have been designated as to class or series. At the close of business on August 22, 1996, (i) 7,075,332 shares of Parent Common Stock were issued and outstanding and 2,415,945 shares of Parent Class B Common Stock were issued and outstanding, all of which Parent Common Stock and Parent Class B Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights, (ii) no shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent and (iii) options to purchase 3,040,897 shares of Parent Common Stock were outstanding under Parent's 1992 Stock Option and Restricted Stock Plan, Parent's Stock Option Plan for Outside Directors, and under equity compensation arrangements. Except as set forth in
Section 4.3 of the Parent Disclosure Letter, no change in such capitalization has occurred between August 22, 1996 and the date hereof except issuances of Parent Common Stock upon exercise of outstanding options. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. Prior to the Closing, Parent shall have reserved and shall thereafter at all times keep reserved (i) such number of shares of Parent Class B Common Stock issuable pursuant to the Contingent Right and pursuant to the Exchange Agreement and (ii) such number of shares of Parent Common Stock issuable pursuant to the Exchange Agreement and issuable upon conversion of the shares of Parent Class B Common Stock issued pursuant to the Contingent Right and the Exchange Agreement, and upon such issuance of such shares pursuant to the Contingent Right and the Exchange Agreement and upon conversion of such shares of Parent Class B Common Stock issued pursuant thereto, such shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all security interests, liens, claims, pledges, agreements, limitations in the holder's voting rights, charges or other encumbrances of any nature whatsoever (in each case to which Parent is a party). The authorized capital stock of Sub consists of 150,000,000 shares of common stock, par value

$0.00001 per share ("Sub Common Stock"), and 20,000,000 shares of Class B common stock, par value $0.00001 per share ("Sub Class B Common Stock"). As of the date hereof, 54,422,457 shares of Sub Common Stock and 19,260,859 shares of Sub Class B Common Stock are issued and outstanding. Immediately prior to the Effective Time, Parent will own shares of Sub Common Stock and Sub Class B Common Stock equal to, respectively, the number of shares of Company Common Stock and Company Class B Common Stock that are exchanged for shares of Parent Common Stock or Parent Class B Common Stock at the Effective Time. All of the outstanding shares of Parent's and Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shares of Sub Common Stock and shares of Sub Class B Common Stock to be issued to Parent or Liberty as contemplated by this Agreement shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 4.3 or as disclosed in the disclosure letter delivered by Parent to the Company and Liberty HSN (the "Parent Disclosure Letter"), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments, in each case to which Parent or any of its subsidiaries is a party, of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. All shares of Parent Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Parent Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.3 of the Parent Disclosure Letter, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Stock or the capital stock of any subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. Except as the result of the Exchange, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary. The shares of Surviving Corporation Common Stock and Surviving Corporation Class B Common Stock to be issued in the Merger shall, upon issuance, be validly issued, fully paid, nonassessable and free and clear of all security interests, liens, claims, pledges, agreements, limitations in the holder's voting rights, charges or other encumbrances of any nature whatsoever (in each case to which the Surviving Corporation is a party).

          SECTION 4.4.  AUTHORITY RELATIVE TO THIS AGREEMENT.  Each of Parent
                        ------------------------------------
and Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and, subject to obtaining the approval of Parent's stockholders of the issuance of Parent Stock in the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, or to consummate the transactions so contemplated (other than with respect to the issuance of shares of Parent Common Stock in the Merger as set forth in Section 4.4 of the Parent Disclosure Letter in accordance with the applicable rules of the NASD and

Parent's certificate of incorporation and bylaws). This Agreement has been duly and validly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company and Liberty HSN, constitutes the legal and binding obligations of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (b) the availability of injunctive relief and other equitable remedies. Parent has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the Delaware Statute will not apply to any member of the Liberty Group, Barry Diller or their respective affiliates or associates with respect to or as a result of this Agreement, the Parent Voting Agreement, the Term Sheet, the Exchange Agreement, or the Transactions.

          SECTION 4.5.  NO CONFLICT;  REQUIRED FILINGS AND CONSENTS.
                        -------------------------------------------

          (a) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby by Parent and Sub will not,
(i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of Parent or any of its subsidiaries; (ii) subject to obtaining approval of Parent's stockholders of the issuance of the shares of Parent Stock in the Merger and compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which their respective properties are bound or affected; or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or Parent or its subsidiaries under, or give to others any rights of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective properties are bound or affected, except in the cases of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger or the Exchange in any material respect, or otherwise prevent Parent and Sub from performing their respective obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Material Adverse Effect. Section 4.5(a) of the Parent Disclosure Letter lists all material consents, waivers and approvals under any agreements, contracts, licenses or leases required to be obtained by Parent or its subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby by Parent and Sub will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any Governmental Entity except (i) the filing of documents to satisfy the applicable requirements, if any, of the Exchange Act and state takeover laws, (ii) the filing with the SEC of the Proxy Statement and
Schedule 13E-3 and the declaration of effectiveness of the S-4 by the SEC, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) the reporting to or approval by the FCC of the matters set forth on Section 4.5(b) of the Parent Disclosure Letter pursuant to the Memorandum Opinion and Order and Notice of Apparent Liability, In re Applications of Roy M. Speer, FCC 96-258
                                  ----------------------------------
(released June 19, 1996), which approval is reasonably satisfactory to Liberty HSN and does not impose additional restrictions on the Liberty Group or the ownership of its assets or businesses (provided, that for purposes of the
                                       --------
foregoing, a condition, restriction or limitation arising out of such approval shall be deemed to be a restriction or limitation on the Liberty Group (regardless of whether such person is a party to or otherwise legally obligated by the terms of such approval) to the extent that the taking of an action or the consummation of a transaction by the Liberty Group would result in BDTV, Parent, or any of their respective subsidiaries being in breach or violation of such consent or approval or otherwise causing such consent or approval to terminate or expire) (the "FCC Approval"), (v) the Company FCC Approval, (vi) filings under the rules and regulations of the NASD, (vii) filings under state securities laws ("Blue Sky Laws"), and (viii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay in any material respect Parent or Sub from performing their respective obligations under this Agreement or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 4.6.  COMPLIANCE; PERMITS.
                        -------------------

          (a) Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation (whether after the giving of notice or passage of time or both) of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which any of their respective properties is bound, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective properties is bound, except for any such conflicts, defaults or violations which do not and would not have, individually or in the aggregate, a Material Adverse Effect.

          (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Parent and its subsidiaries taken as a whole (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 4.7.  SEC FILINGS; FINANCIAL STATEMENTS.
                        ---------------------------------

          (a) Parent has made available to the Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after January 1, 1994 and prior to the date of this Agreement (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since January 1, 1994. As of their respective dates, the Parent SEC Reports and any forms, reports and other documents filed by Parent and Sub after the date of this Agreement (i) complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presented the consolidated financial position of Parent and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

          (c) Except as disclosed in Section 4.7 of the Parent Disclosure Letter, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) set forth in the Parent SEC Reports filed with the SEC prior to the date of this Agreement or provided for in Parent's balance sheet (and related notes thereto) as of December 31, 1995 filed in the Parent SEC Reports or (ii) incurred since December 31, 1995 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole.

          SECTION 4.8.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as
                        ------------------------------------
disclosed in the Parent SEC Reports or in Section 4.8 of the Parent Disclosure Letter or as contemplated by this Agreement, since December 31, 1995, (a) Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and have not taken any of the actions set forth in Section 5.3(b), and (b) there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate, having or which could reasonably be expected to have a Material Adverse Effect or (ii) any material change by Parent in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

          SECTION 4.9.  ABSENCE OF LITIGATION.  Except as disclosed in Section
                        ---------------------
4.9 of the Parent Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or could reasonably be expected to, have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries (i) having or which would, or could reasonably be expected to, have a Material Adverse Effect or (ii) which seeks to restrain, enjoin or delay consummation of any of the Transactions.

          SECTION 4.10.  REGISTRATION STATEMENT; PROXY STATEMENT.  None of the
                         ---------------------------------------
information supplied or to be supplied by Parent for inclusion or incorporation by reference in (a) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (b) the Proxy Statement and the Schedule 13E-3 will, at the date the Proxy Statement is mailed to the stockholders of Parent and the Company, at the times of the Stockholders Meetings and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

          SECTION 4.11.  TAXES.  Parent and each of its subsidiaries, and any
                         -----
consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it or requests for extensions to file such returns have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate, would not have a Material Adverse Effect, and all such returns were complete and accurate in all material respects. In addition, (a) no material claim for unpaid Taxes has become a lien against the property of Parent or any of its subsidiaries or is being asserted against Parent or any of its subsidiaries, (b) no audit of any Tax Return of Parent or any of its subsidiaries is being conducted by a Tax authority (i) as of the date of this Agreement and (ii) which, as of the Closing Date, has not had and could not reasonably be expected to have, a Material Adverse Effect, (c) no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent or any of its subsidiaries and is currently in effect (i) as of the date of this Agreement and (ii) which, as of the Closing Date, has not had and could not reasonably be expected to have a Material Adverse Effect and
(d) except as disclosed in the Parent SEC Reports, there is no agreement, contract or arrangement to which Parent or any of its subsidiaries is a party that will, by virtue of the Merger, result in the payment of any amount that would not be deductible under Section 162 or 404 of the Code or by reason of
Section 280G of the Code.

          SECTION 4.12.  BROKERS.  Except as set forth in Section 4.12 of the
                         -------
Parent Disclosure Letter, no broker, finder or investment banker (other than CS First Boston ("Parent Banker")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Parent has heretofore furnished to the Company a complete copy of all agreements between Parent and Parent Banker pursuant to which such firm would be entitled to any payment relating to the Merger and the other transactions contemplated hereby.

          SECTION 4.13.  OPINION OF FINANCIAL ADVISOR.  Parent's Board of
                         ----------------------------
Directors has received the written opinion of Parent Banker that, as of the date of this Agreement, the consideration to be paid by Parent in the Transactions is fair to Parent from a financial point of view, a copy of which opinion will be delivered to the Company, and such opinion has not been withdrawn or modified in any material respect.

          SECTION 4.14.  BOARD APPROVAL.  The Board of Directors of Parent has,
                         --------------
prior to this Agreement, (a) approved this Agreement, the Parent Voting Agreement, the Term Sheet, the Exchange Agreement and the transactions contemplated hereby and thereby (including for purposes of Section 203 of the Delaware Statute), (b) determined that the Transactions are fair to and in the best interests of the stockholders of Parent (other than the Liberty Group), and
(c) recommended that the stockholders of Parent approve the issuance of Parent Common Stock and Parent Class B Common Stock in connection with the Transactions. No vote of Parent stockholders pursuant to (S) 203 of the Delaware Statute is required in connection with the Transactions.

          SECTION 4.15.  INTERIM OPERATIONS OF SUB.  Sub is a direct wholly
                         -------------------------
owned subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          SECTION 4.16.  EMPLOYEE BENEFIT PLANS.
                         ----------------------

          (a) Parent has delivered or made available to the Company prior to the execution of this Agreement true and complete copies (or, in the case of bonus or other incentive plans, summaries thereof) of all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical, vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Parent or any Commonly Controlled Entity of Parent for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Parent Benefit Plans"). Any of the Parent Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Parent ERISA Plan." No Parent Benefit Plan is or has been a Multiemployer Plan within the meaning of Section 3(37) of ERISA.

          (b) All Parent Benefit Plans are in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to Parent or any Commonly Controlled Entity of Parent.

          (c) No Parent ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

          (d) Except as disclosed in Section 4.16 of the Parent Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Parent or any of its affiliates from Parent or any of its affiliates under any Parent Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent, except as provided under the option plans referred to in clause
(iii) of the second sentence of Section 4.3 hereof (other than options granted on August 24, 1995).

          SECTION 4.17.  TAX MATTERS.  Neither Parent nor any of its affiliates
                         -----------
has taken or agreed to take any action (including in connection with the Transactions) that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          SECTION 4.18.  BDTV ARRANGEMENTS.  Except as set forth in Section 4.18
                         -----------------
of the Parent Disclosure Letter or as disclosed in the Parent SEC Reports, there exist no other contracts, agreements or understandings (whether oral or written) between or among (a) Parent, on the one hand, and Barry Diller, on the other hand, or (b) Parent and/or BDTV and/or Barry Diller, on the one hand, and the Liberty Group, on the other hand, other than such contracts, agreements and understandings relating to the ordinary course of business operations of Parent.


                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF LIBERTY HSN

          Liberty HSN represents and warrants to the Company, Parent and Sub as follows, provided, that Liberty HSN makes no representation with respect to the
         --------
Company or its subsidiaries:

          SECTION 5.1.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.  Liberty
                        --------------------------------------------
HSN is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Liberty HSN is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Liberty Adverse Effect (as defined below). When used in this Article 5 or elsewhere in this Agreement in connection with Liberty HSN, the term "Liberty Adverse Effect" means any change, event or effect that would materially impair, prevent or delay the ability of Liberty HSN to consummate the Transactions.

          SECTION 5.2.  CERTIFICATE OF INCORPORATION AND BYLAWS.  Liberty HSN
                        ---------------------------------------
has previously furnished to Parent and the Company a complete and correct copy of its certificate of incorporation and bylaws as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Liberty HSN is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

          SECTION 5.3.  CAPITALIZATION; BUSINESS OF LIBERTY HSN.  All of the
                        ---------------------------------------
outstanding capital stock of Liberty HSN is beneficially owned by a member of the Liberty Group. No shares of the capital stock of Liberty HSN are reserved for issuance upon exercise of outstanding options or otherwise. Liberty HSN does not have any material liabilities or business other than in connection with the ownership of the Liberty HSN Shares (as defined in Section 5.6).

          SECTION 5.4.  AUTHORITY RELATIVE TO THIS AGREEMENT.  Liberty HSN has
                        ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Liberty HSN and the consummation by Liberty HSN of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Liberty HSN and no other corporate proceedings on the part of Liberty HSN are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Liberty HSN and, assuming the due authorization, execution and delivery by the Company, Parent and Sub, constitutes the legal and binding obligation of Liberty HSN, enforceable against Liberty HSN in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (b) the availability of injunctive relief and other equitable remedies.

          SECTION 5.5.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                        ------------------------------------------

          (a) The execution and delivery of this Agreement by Liberty HSN do not, and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Liberty HSN will not, (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of Liberty HSN or any of its subsidiaries; or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Liberty HSN or any of its subsidiaries or by which any of their respective properties is bound or affected, except, in the case of clause (ii), for any such conflicts or violations that would not prevent or delay consummation of the Transactions in any material respect, or otherwise prevent Liberty HSN from performing its obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Liberty Adverse Effect, except as disclosed in the Liberty HSN Disclosure Letter (as defined below).
Section 5.5 of the disclosure letter delivered by Liberty HSN to the Company and Parent (the "Liberty HSN Disclosure Letter") lists all material consents, waivers and approvals under any agreements, contracts, licenses or leases required to be obtained by Liberty HSN in connection with the consummation of the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement by Liberty HSN do not, and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Liberty HSN will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any Governmental Entity, except (i) as disclosed in the Liberty HSN Disclosure Letter, (ii) the filing with the SEC of the Schedule 13E-3, (iii) the FCC Approval, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or delay consummation of the Exchange or the Merger in any material respect or otherwise prevent or delay in any material respect Liberty HSN from performing its obligations under this Agreement or (B) would not, individually or in the aggregate, have a Liberty Adverse Effect.

          SECTION 5.6.  OWNERSHIP OF COMPANY STOCK.  As of the date hereof,
                        --------------------------
Liberty HSN is the record and beneficial owner of 17,566,702 shares of Company Common Stock and 20,000,000 shares of Company Class B Common Stock (the "Liberty HSN Shares"), and such shares are held by Liberty HSN free of any liens, charges, security interests, pledges, voting or stockholder agreements, encumbrances or equities, other than pursuant to this Agreement, the Company Voting Agreement, the Term Sheet, the Exchange Agreement and as set forth in
Section 5.6 of the Liberty HSN Disclosure Letter.   Except for such matters and
the Transactions, there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments or understandings of any character to which any member of the Liberty Group is a party or by which any of them is bound and relating to the sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any of the Liberty HSN Shares. As of the Effective Time, Liberty HSN will be the record and beneficial owner of all the Liberty HSN Shares and will hold such shares as described in the first sentence of this Section, other than shares exchanged for shares of the capital stock of Sub immediately prior to the Effective Time.

          SECTION 5.7.  ABSENCE OF LITIGATION.  Except as disclosed in Section
                        ---------------------
5.7 of the Liberty HSN Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of Liberty HSN, threatened against Liberty HSN or any of its subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or could reasonably be expected to, have a Liberty Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Liberty HSN or any of its subsidiaries (a) having or which would, or could reasonably be expected to have a Liberty Adverse Effect, or (b) which seeks to restrain, enjoin or delays consummation of any of the Transactions.

          SECTION 5.8.  BROKERS.  No broker, finder or investment banker is
                        -------
entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Liberty HSN.

          SECTION 5.9.  TAX MATTERS.  As of the date hereof, the historical tax
                        -----------
basis of the shares of Company Class B Common Stock owned by Liberty HSN and to be converted in the Merger is not less than $154,000,000.

                                   ARTICLE 6

                       CONDUCT AND TRANSACTIONS PRIOR TO
                     EFFECTIVE TIME; ADDITIONAL AGREEMENTS

          SECTION 6.1.  INFORMATION AND ACCESS.  From the date of this Agreement
                        ----------------------
and continuing until the Effective Time, the Company and Parent each agrees as to itself and its subsidiaries that it shall afford and, with respect to clause
(b) below, shall cause its independent auditors to afford, (a) to the officers, independent auditors, counsel and other representatives of the other reasonable access to its and its subsidiaries' properties, books, records (including Tax Returns filed and those in preparation) and personnel in order that the other may have a full opportunity to make such investigation as it reasonably desires to make of the other, and
(b) to the independent auditors of the other, reasonable access to the audit work papers and other records of its independent auditors. No investigation pursuant to this Section 6.1 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party. Except as required by law or stock exchange or NASD regulation, any information furnished pursuant to this Section 6.1 shall be treated confidentially by such party, its officers, independent accountants and other representatives and advisors (except for such information as has otherwise been made public (other than by reason of a violation of this Section 6.1)).

          SECTION 6.2.  CONDUCT OF BUSINESS OF THE COMPANY.  Except as
                        ----------------------------------
contemplated by this Agreement (including the Company Disclosure Letter), during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to Section 8.1, (a) the Company and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice and (b) neither the Company nor any of its subsidiaries shall without the prior written consent of
Parent:

            (i) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock, except dividends or distributions declared and paid by a subsidiary of the Company only to the Company or another subsidiary of the Company;

           (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock;

          (iii) issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than the issuance of such capital stock upon the exercise or conversion of options or warrants in accordance with the Company Option Plans in effect on the date of this Agreement, or the conversion of debentures issued pursuant to the Indenture outstanding on the date of this Agreement, in each case in accordance with their respective present terms), authorize or propose any change in its equity capitalization, or, except as contemplated by this Agreement (including the Company Disclosure Letter), or amend any of the financial or other economic terms of such securities or the financial or other economic terms of any agreement relating to such securities;

           (iv)  amend its certificate of incorporation or bylaws in any manner;

            (v) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article 7 not being satisfied; or

           (vi) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          SECTION 6.3.  CONDUCT OF BUSINESS OF PARENT.  Except as contemplated
                        -----------------------------
by this Agreement (including the Parent Disclosure Letter), during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to Section 8.1, (a) Parent and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice, and (b) neither Parent nor any of its subsidiaries shall without the prior written consent of the Company:

            (i) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock, except dividends or distributions declared and paid by a subsidiary of Parent only to Parent or another subsidiary of Parent;

           (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock;

          (iii) issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than (A) the issuance of such capital stock upon the exercise or conversion of options outstanding on the date of this Agreement in accordance with their present terms and identified in Section 4.3 hereof, (B) the granting of options or stock to employees in the ordinary course of business and the issuance of Parent Common Stock upon exercise thereof or (C) pursuant to the terms of the Retirement Savings and Employment Stock Option Plan) or authorize or propose any change in its equity capitalization, or, except as contemplated by this Agreement (including the Parent Disclosure Letter), amend any of the financial or other economic terms of such securities or the financial or other economic terms of any agreement (including the Exchange Agreement described in the Parent Disclosure Letter) relating to such securities;

           (iv)  amend its certificate of incorporation or bylaws in any manner;

            (v) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article 7 not being satisfied; or

           (vi) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          SECTION 6.4.  PREPARATION OF S-4, SCHEDULE 13E-3 AND PROXY STATEMENT;
                        -------------------------------------------------------
OTHER FILINGS.  As promptly as practicable after the date of this Agreement,
- -------------
Parent and the Company (and, in the case of the Schedule 13E-3, the Liberty Group) shall prepare and file with the SEC a preliminary Proxy Statement and
Schedule 13E-3 in form and substance reasonably satisfactory to each of Parent and the Company and Parent shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and, subject to fiduciary duties, to cause the Proxy Statement approved by the SEC to be mailed to its respective stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or Blue Sky Laws relating to the Merger and the transactions contemplated by this Agreement, including, without limitation, under state takeover laws or in connection with the FCC Approval (the "Other Filings"). The Company and Parent (and, in the case of the Schedule 13E-3, the Liberty Group) will notify the other parties promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the
Schedule 13E-3, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S- 4, the
Schedule 13E-3, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Schedule 13E-3, the S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Schedule 13E-3, the S-4 or any Other Filing, Parent or the Company (and, in the case of the Schedule 13E-3, the Liberty Group), as the case may be, shall promptly inform the other parties of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Parent and the Company, such amendment or supplement. Subject to the fiduciary duties of the directors in accordance with applicable law, the Proxy Statement shall include the recommendations of the Board of Directors of Parent in favor of the issuance of Parent Common Stock and Parent Class B Common Stock in connection with the Transactions and of the Board of Directors of the Company in favor of approval of this Agreement and the Transactions; provided, that the Board of Directors of the Company will not
              --------
recommend approval of this Agreement and the Transactions without the recommendation of the Special Committee. The Company and Parent acknowledge and agree that the Proxy Statement will also include information relating to the matters disclosed in the Parent Disclosure Letter and any required vote of the stockholders of Parent relating thereto, consistent with applicable requirements of law. The Company and Parent each shall promptly provide the other (or its counsel) copies of all filings made by it with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. To the extent information is required from Liberty HSN in connection with the Proxy Statement and the S-4, Liberty HSN shall comply with the covenants of Parent and the Company contained in this Section. In the event that the Merger is not consummated on or prior to January 3, 1997, the covenants in this Section shall apply to the filing by Parent, Sub, the Company and Liberty HSN of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and responding to any further informational requests in connection with the receipt of termination or expiration of the applicable waiting period under the HSR Act. Parent shall take all necessary actions to cause the shares of Parent Common Stock issuable in connection with the Company Option Plans to be registered under the Securities Act. Prior to the Effective Time, the Company shall take appropriate action so that Parent's assumption of the Company Option Plans as of the Effective Time shall be effective.

          SECTION 6.5.  LETTER OF INDEPENDENT AUDITORS.  The Company and Parent
                        ------------------------------
shall use all reasonable efforts to cause to be delivered to the other "comfort" letters of KPMG Peat Marwick LLP, the Company's independent auditors, and of Parent's independent auditors, in each case dated and delivered the date on which the S-4 shall become effective and as of the Effective Time, and addressed to the Boards of Directors of the Company and Parent, in form and substance reasonably satisfactory to the other and customary in scope and substance for letters delivered by independent auditors in connection with registration statements similar to the S-4.

          SECTION 6.6.  STOCKHOLDERS' MEETINGS.  Parent and the Company each
                        ----------------------
shall call its respective Stockholders Meeting to be held as promptly as practicable for the purpose of voting upon, in the case of Parent, the issuance of Parent Common Stock in connection with the Transactions as well as the other matters referred to in Section 6.3 of the Parent Disclosure Letter and, in the case of the Company, this Agreement. Parent and the Company shall coordinate and cooperate with respect to the timing of the Stockholders Meetings and shall use their respective reasonable best efforts to hold the Stockholders Meetings on the same day as soon as practicable after the date on which the S-4 becomes effective.

          SECTION 6.7.  AGREEMENTS TO TAKE REASONABLE ACTION.
                        ------------------------------------

          (a) Except as otherwise set forth in the Liberty HSN Disclosure Letter, the parties, including Liberty HSN, shall take, and shall cause their respective subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (including furnishing the information required under the HSR Act or in connection with receipt of the FCC Approval) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to the other parties in connection with any such requirements imposed upon it or any of its subsidiaries in connection with the Merger. Except as otherwise set forth in the Liberty HSN Disclosure Letter, each party, including Liberty HSN, shall take, and shall cause its subsidiaries to take, all reasonable actions necessary
(i) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other parties in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by it (or by the other parties or any of their respective subsidiaries) in connection with the Transactions or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting its ability to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to the parties pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that with respect
                                          --------  -------
to clauses (i) through (iv) above, the parties, including Liberty HSN, will take only such curative measures (such as licensing and divestiture) as the parties determine to be reasonable.

          (b) Except as otherwise set forth in the Liberty HSN Disclosure Letter, subject to the terms and conditions of this Agreement, each of the parties, including Liberty HSN, shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the Transactions, subject to the appropriate approval of the stockholders of Parent and the Company.

          SECTION 6.8.  CONSENTS.  Except as otherwise set forth in the Liberty
                        --------
HSN Disclosure Letter, Parent, Sub, the Company and Liberty HSN shall each use all reasonable efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated by this Agreement and to enable the Surviving Corporation to conduct and operate the business of the Company and its subsidiaries substantially as presently conducted and as contemplated to be conducted.

          SECTION 6.9.  NASDAQ QUOTATION.  Parent shall use its reasonable best
                        ----------------
efforts to cause the shares of Parent Common Stock issuable to the stockholders of the Company in the Merger to be eligible for quotation on the NASD National Market (or other national market or exchange on which Parent Common Stock is then traded or quoted) prior to the Effective Time.

          SECTION 6.10.  PUBLIC ANNOUNCEMENTS.  Parent, Sub and the Company
                         --------------------
shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by law.

          SECTION 6.11.  AFFILIATES.  At least ten Business Days prior to the
                         ----------
date of the Stockholders Meetings, the Company shall deliver to Parent a list of names and addresses of those persons who were, at the record date for the Company Stockholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, from each of the affiliates of the Company identified in the foregoing list, agreements substantially in the form attached to this Agreement as Exhibit B.

          SECTION 6.12.  DEFENSE OF LITIGATION.  Each of Parent, Sub, the
                         ---------------------
Company and Liberty HSN agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. Neither Parent, Sub, the Company nor Liberty HSN shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the consent of the other parties (which consent shall not be withheld unreasonably). Each of Parent, Sub, the Company and Liberty HSN shall notify the other parties of any such initiated actions, suits or proceedings.

          SECTION 6.13.  INDEMNIFICATION.  Upon the Effective Time, Parent shall
                         ---------------
assume all of the obligations of the Company under the Company's existing indemnification agreements with each of the directors and officers of the Company, as such agreements relate to the indemnification of such persons for expenses and liabilities arising from facts or events which occurred on or before the Effective Time or relating to the Merger or transactions contemplated by this Agreement. Notwithstanding the foregoing, Parent agrees to provide to the current directors and officers of the Company the maximum indemnification protection permitted under the Delaware Statute and the certificate of incorporation and bylaws of the Company. Parent's directors and officers insurance policy in effect on the date hereof provides coverage of a scope and amount that is, in the aggregate, at least as extensive as the Company's directors and officers insurance policy in effect on the date hereof.

          SECTION 6.14.  NOTIFICATION OF CERTAIN MATTERS.  Each of the Company,
                         -------------------------------
Parent, Sub and Liberty HSN shall give prompt notice to the other such parties of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of the Company, Parent, Sub or Liberty HSN, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.15.  THE COMPANY DEBENTURES.  The Company shall comply with
                         ----------------------
all notice requirements arising as a consequence of this Agreement and the transactions contemplated hereby under that certain indenture, dated as of March 1, 1996 (as amended or supplemented, the "Indenture"), between the Company and United States Trust Company of New York as trustee thereunder (the "Trustee"), pursuant to which the Company's 5-7/8% Convertible Subordinated Debentures, due March 1, 2006 are issued and outstanding. At the Effective Time, the Company and Parent, if required, shall execute and deliver to the Trustee a supplemental indenture pursuant to, and satisfying the requirements of the Indenture, which supplemental indenture shall be in form and substance reasonably satisfactory to Parent and the Trustee. Parent shall make reasonable efforts to become jointly liable with the Company or to guarantee the obligations of the Company under the Indenture as of the Effective Time. At or prior to the Effective Time, Parent shall reserve a sufficient number of shares of Parent Common Stock for issuance as required by the Indenture (and, if required pursuant to the Indenture or applicable law, shall include such shares of Parent Common Stock in the shares to be registered pursuant to the S-4).

          SECTION 6.16.  EMPLOYEE AGREEMENTS.  From and after the Effective
                         -------------------
Time, Parent shall cause the Surviving Corporation to fulfill all employment, severance, termination, consulting and retirement agreements, as in effect on the date hereof, to which the Company or any of its subsidiaries is a party, pursuant to the terms thereof and applicable law.

          SECTION 6.17.  REORGANIZATION.  From and after the date hereof, each
                         --------------
of Parent and the Company and their respective subsidiaries shall not, and shall use reasonable efforts to cause their affiliates not to, take any action, or fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or enter into any contract, agreement, commitment or arrangement that would have such effect.

          SECTION 6.18.  EXCHANGE AGREEMENT.  Immediately prior to the Effective
                         ------------------
Time, Parent and Liberty shall enter into the Exchange Agreement having the terms set forth in Exhibit C hereto and otherwise in form and substance reasonably satisfactory to Parent, Liberty HSN and the Company. Prior to the Effective Time and other than pursuant to Section 2.1(f) of this Agreement, without the approval of the Special Committee,

Parent and Sub shall not materially amend the Exchange Agreement and shall not amend in any respect the economic terms thereof.

          SECTION 6.19.  PARENT DIRECTORS.  Promptly following the Effective
                         ----------------
Time, in accordance with applicable law and Parent's certificate of incorporation and bylaws, three current directors of the Company who are legally permitted to serve as directors of Parent shall become members of the Board of Directors of Parent.



                                   ARTICLE 7

                              CONDITIONS PRECEDENT

          SECTION 7.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                        ---------------------------------------------------
MERGER AND THE EXCHANGE.  The respective obligations of each party (including
- -----------------------
Liberty HSN) to effect the Merger and the Exchange are subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)  FCC Approvals; HSR Approval.
               ---------------------------

            (i) The FCC Approval, to the extent requiring affirmative action by the FCC, (A) shall have been obtained; (B) the time for filing a request for administrative or judicial review, or for instituting administrative review sua sponte, of any such FCC Approval shall have expired without any
            ----------
     such filing having been made or notice of such review having been issued; or, in the event of such filing or review sua sponte, such filing or review
                                               ----------
     shall have been disposed favorably to the grant and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed; and (C) such approval shall not impose any additional restrictions or limitations (in addition to those imposed by laws and regulations of general applicability as in effect from time to time) on Parent or the Liberty Group in the ownership of their respective assets or the operation of their respective businesses. There shall be no order of the FCC requiring any changes to the Term Sheet. The Company FCC Approval shall have been obtained, or the FCC shall have issued special temporary authority to allow the Company to proceed with the Merger.

            (ii) Any waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Transactions, which action shall not have been withdrawn or terminated.

          (b)  Stockholder Approval.  The issuance of Parent Common Stock and
               --------------------
     Parent Class B Common Stock in connection with the Merger and the other Transactions including pursuant to the Contingent Right and the Exchange Agreement shall have been approved by the requisite vote of the stockholders of Parent, and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, in each case in accordance with applicable law; provided, that with respect to such
                                             --------
     vote of the stockholders of the Company, this Agreement shall also have been approved and adopted by stockholders of the Company (who are neither members of the Liberty Group nor affiliates of any member of the Liberty Group) holding a majority of the outstanding shares of Company Common Stock (other than shares of Company Common Stock held by members of the Liberty Group or any of their affiliates) present and voting at the Company's Stockholders Meeting.

          (c)  Effectiveness of the S-4.  The S-4 shall have been declared
               ------------------------
     effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

          (d)  Liberty Exchange.  Immediately prior to the Merger, Liberty HSN
               ----------------
     shall have exchanged certain of its shares of Company Common Stock and Company Class B Common Stock pursuant to Article 1 of this Agreement (subject to adjustment pursuant to Section 2.1(f)), and Parent and Liberty HSN shall have entered into the Exchange Agreement.

          (e)  Governmental Entity Approvals.  All other material
               -----------------------------
     authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the Merger and the consummation of the transactions contemplated by this Agreement shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained would not, in the reasonable opinion of Parent, have a Material Adverse Effect on the Company or Parent.

          (f)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
     restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other Transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending or threatened; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Merger or the other Transactions illegal or prevents or prohibits the Merger or the other Transactions.

          (g)  NASDAQ Quotation.  The shares of Parent Common Stock issuable to
               ----------------
     the holders of the Company Stock pursuant to the Merger shall have been authorized for quotation on the NASD National Market (or other national market or exchange on which Parent Common Stock is then traded or quoted), upon official notice of issuance.

          (h)  Consummation of Savoy Merger.  The merger of a subsidiary of
               ----------------------------
     Parent with and into Savoy Pictures Entertainment, Inc., a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated November 27, 1995 (as amended as of August 13, 1996) shall have been consummated.

          SECTION 7.2.  CONDITIONS OF OBLIGATIONS OF PARENT AND SUB.  The
                        -------------------------------------------
obligations of Parent and Sub to effect the Merger and the Exchange are subject to the satisfaction of the following additional conditions, unless waived in writing by Parent:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Company and Liberty HSN set forth in this Agreement shall be true and correct or, in the case of representations and warranties not containing any materiality qualifier, including, without limitation, "Material Adverse Effect," shall be true and correct in all material respects (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided, that in the cases of
                                                --------
     clauses (i) and (ii), any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and Parent shall have received certificates to such effect signed by the Chief Executive Officer or the Chief Financial Officer of the Company with respect to Company matters and by a senior executive officer of Liberty HSN with respect to Liberty HSN matters.

          (b)  Performance of Obligations of the Company and Liberty HSN.  Each
               ---------------------------------------------------------
     of the Company and Liberty HSN shall have performed in all material respects all of their respective obligations and covenants, taken as a whole, required to be performed by such party under this Agreement prior to or as of the Closing Date (but, in the case of Liberty HSN, subject to any conditions relating to the Exchange Agreement), and Parent shall have received certificates to such effect signed by the Chief Executive Officer or the Chief Financial Officer of the Company with respect to Company matters and by a senior executive officer of Liberty HSN with respect to Liberty HSN matters.

          (c)  Consents.  Parent and Sub shall have received duly executed
               --------
     copies of all material third-party consents and approvals contemplated by this Agreement or the Company Disclosure Letter to be obtained by the Company in form and substance reasonably satisfactory to Parent and Sub, except those consents the failure to so receive would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (d)  Tax Opinion.  Parent and Sub shall have received the opinion,
               -----------
     dated the Closing Date, of Wachtell, Lipton, Rosen & Katz, special counsel to Parent, based upon customary representations, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Company, Sub and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code.

          SECTION 7.3.  CONDITIONS OF OBLIGATIONS OF THE COMPANY.  The
                        ----------------------------------------
obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, unless waived in writing by the Company:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of Parent and Sub and Liberty HSN set forth in this Agreement shall be true and correct or, in the case of representations and warranties not containing any materiality qualifier, including, without limitation, "Material Adverse Effect," shall be true and correct in all material respects (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided, that in the cases of
                                                --------
     clauses (i) and (ii), any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and the Company shall have received certificates to such effect signed by a senior executive officer of Parent and the President of Sub to such effect with respect to Parent matters and Sub matters, respectively, and by a senior executive officer of Liberty HSN with respect to Liberty HSN matters.

          (b)  Performance of Obligations of Parent, Sub and Liberty HSN.  Each
               ---------------------------------------------------------
     of Parent and Sub and Liberty HSN shall have performed in all material respects all of their respective obligations and covenants, taken as a whole, required to be performed by such party under this Agreement prior to or as of the Closing Date (but, in the case of Liberty HSN, subject to any conditions relating to the Exchange Agreement), and the Company shall have received certificates to such effect signed by the Chief Financial Officer of Parent and the President of Sub with respect to Parent and Sub matters, respectively, and by a senior executive officer of Liberty HSN with respect to Liberty HSN matters.

          (c)  Consents.  The Company shall have received duly executed copies
               --------
     of all material third-party consents and approvals contemplated by this Agreement and the Parent Disclosure Letter to be obtained by Parent in form and substance reasonably satisfactory to the Company, except those consents the failure to so receive, would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (d)  Tax Opinion.  The Company shall have received the opinion, dated
               -----------
     the Closing Date, of Howard, Darby & Levin, special counsel to the Company, based upon customary representations, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Company, Sub and Parent will be a party to that reorganization within the meaning of
     Section 368(b) of the Code.

          SECTION 7.4.  CONDITIONS OF OBLIGATIONS OF LIBERTY HSN.  Without the
                        ----------------------------------------
prior written consent of Liberty HSN, the conditions set forth in Sections 7.2(a) (with respect to the representations and warranties in Section 3.14 and 3.16 only), 7.2(d), 7.3(a) (with respect to the representations and warranties in Sections 4.3, 4.9, 4.14 and 4.17), 7.3(b) (with respect to Sections 6.3(b) (except to the extent permitted without the consent of Liberty under the stockholders agreement relating to Parent Stock between Barry Diller and Liberty or to which Liberty consents thereunder), 6.4, 6.5, 6.7, 6.8, 6.12, 6.13, 6.14, 6.17, and 6.18), 7.3(c) and 7.3(d) may not be waived by any of the parties. As of the Effective Time, there shall be no law, rule or regulation in effect or formally introduced in Congress which would prevent the exchange of shares of Surviving Corporation Common Stock and Surviving Corporation Class B Stock for shares of Parent Common Stock and Parent Class B Common Stock pursuant to the Exchange Agreement or the contribution of Parent Stock to BDTV II (as defined in the Term Sheet) from being tax-free exchanges for federal income tax purposes.


                                   ARTICLE 8

                                  TERMINATION

          SECTION 8.1.  TERMINATION.  This Agreement may be terminated at any
                        -----------
time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Parent and the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company based on the recommendation of the Special Committee;

          (b) by either Parent, the Company or Liberty HSN if the Merger shall not have been consummated by September 1, 1997 (provided, that the right to
                                                     --------
     terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

          (c) by either Parent or the Company, if (i) a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable or (ii) a governmental, regulatory or administrative agency or commission shall seek to enjoin the Merger and the terminating party reasonably believes that the time period required to resolve such governmental action and the related uncertainty is reasonably likely to have a Material Adverse Effect on either Parent or the Company;

          (d) by either Parent or the Company, if the required approvals of the stockholders of Parent or the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a Stockholders Meeting or at any adjournment thereof (provided, that the right to terminate this Agreement under this Section
     ---------
     8.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);

          (e) by Parent, if the Board of Directors of the Company acting on the recommendation of the Special Committee shall have withdrawn or modified its recommendation concerning the Merger referred to in Section 3.14 and such action or inaction shall not be due to a breach by Parent of the nature described in Section 6.2(a) or 6.2(b);

          (f) by the Company, if the Board of Directors of Parent shall have withdrawn or modified the recommendation referred to in Section 4.14(c) and such action or inaction shall not be due to a breach by the Company of the nature described in Section 6.3(a) or 6.3(b);

          (g) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided,
                                                                    --------
     that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this
     Section 8.1(g); or

          (h) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations
             --------
     and warranties or breach by the Company is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 8.1(h);

          (i) by the Special Committee (or, if any member of the Special Committee is no longer serving in such capacity, any successor committee consisting of independent directors of the Company), if, at any time prior to the Effective Time, the arithmetic average of the mean of the closing bid and ask prices of Parent Common Stock on the NASD National Market (or other national market or exchange on which Parent Common Stock is then traded or quoted) for the 20 trading days immediately preceding such time is less than $22.125; or

          (j) by Parent, if at any time prior to the Effective Time, the arithmetic average of the mean of the closing bid and ask prices of Parent Common Stock on the NASD National Market (or other national market or exchange on which Parent Common Stock is then traded or quoted) for the 20 trading days immediately preceding such time is more than $36.875.

          SECTION 8.2.  EFFECT OF TERMINATION.  In the event of the termination
                        ---------------------
of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (a) as set forth in the last sentence of Section 6.1, this Section 8.2, Section 8.3, and Article 9, each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement.

          SECTION 8.3.  FEES AND EXPENSES.  Except as set forth in this Section
                        -----------------
8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that
                                                    --------  -------
Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing, filing and mailing of the Proxy Statement (including any preliminary materials related thereto), the
Schedule 13E-3 and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto, but only to the extent such fees and expenses relate to the Merger or the issuance of Parent Stock in the Transactions.


                                   ARTICLE 9

                              GENERAL PROVISIONS

          SECTION 9.1.  FAILURE TO CONSUMMATE THE MERGER.  In the event that the
                        --------------------------------
Exchange contemplated in Section 1.1 is consummated, but, for any reason whatsoever, the Merger is not consummated immediately thereafter and on the same date (and in accordance with this Agreement), then, notwithstanding any provision of this Agreement apparently to the contrary, in addition to any other rights or remedies which Liberty HSN may have pursuant hereto or at law or in equity, Liberty HSN shall have the unconditional right to rescind the transactions consummated pursuant to this Agreement, in which event Parent and Sub shall take all such actions as may be necessary to make such rescission fully effective, including, but not limited to, upon the request of Liberty HSN, transferring the shares of Company Common Stock and Company Class B Common Stock transferred to Sub by Liberty HSN pursuant to Section 1.1 and held by Sub to Liberty HSN upon proper delivery by Liberty HSN of the shares of Sub Common Stock and Sub Class B Common Stock received in the Exchange.

          SECTION 9.2.  AMENDMENT.  This Agreement (including the Exhibits,
                        ---------
Annexes and disclosure letters hereto) may be amended prior to the Effective Time by the parties, by action taken by the Board of Directors of Parent and the Board of Directors of the Company (provided, that no amendment shall be approved
                                   --------
by the Board of Directors of the Company unless such amendment shall have been recommended by the Special Committee), at any time before or after approval of the Merger by the stockholders of Parent and the Company but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. The foregoing notwithstanding, this Agreement (including the Exhibits, Annexes and disclosure letters hereto) may not be amended in any manner that affects the rights, obligations, representations or warranties of Liberty HSN hereunder without the written consent of Liberty HSN. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 9.3.  EXTENSION; WAIVER.  At any time prior to the Effective
                        -----------------
Time (whether before or after approval of the stockholders of Parent and the Company), Parent and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement, except that no such extension or waivers may be effected that affects the rights, obligations, representations or warranties of Liberty HSN hereunder without the written consent of Liberty HSN. Any extension or waiver on behalf of the Company shall be taken only upon the recommendation of the Special Committee. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          SECTION 9.4.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                        ----------------------------------------------
AGREEMENTS.  All representations, warranties and agreements in this Agreement or
- ----------
in any instrument or certificate delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall not survive the Merger, except for the agreements contained in Sections 2.1(d) (relating to Contingent Right),
2.2 (exchange of Certificates), 2.3 (Company Options), 2.4 (further assurances),
6.12 (defense of litigation), 6.13 (indemnification), 6.15 (Company debentures),
6.16 (employee benefits), 6.17 (reorganization) and 8.3 (regarding the payment of fees and expenses), each of which shall survive the Merger.

          SECTION 9.5.  ENTIRE AGREEMENT.  This Agreement (including the
                        ----------------
Exhibits, Annexes and disclosure letters hereto) and the other documents referenced herein contain the entire agreement between the parties (except that a member of the Liberty Group is a party to the August Agreement and the Silver Stockholders Agreement (each as defined in the Term Sheet) and the Term Sheet, none of which alters the obligations provided for hereunder) with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

          SECTION 9.6.  SEVERABILITY.  It is the desire and intent of the
                        ------------
parties, including Liberty HSN, that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 9.7.  NOTICES.  All notices and other communications pursuant
                        -------
to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

                    Silver King Communications, Inc.
                    12425 28th Street North
                    St. Petersburg, FL  33716
                    Attention:  Michael Drayer, Esq.
                    Telecopier: (813) 572-1488;

                with a copy to:

                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, NY  10019-5150
                    Attention:  Pamela S. Seymon, Esq.
                    Telecopier:  (212) 403-2000.

          (b)  if to the Company, to:

                    Home Shopping Network, Inc.
                    11831 30th Court North
                    St. Petersburg, FL  33716
                    Attention:  Kevin J. McKeon
                    Telecopier:  (813) 539-8137;

                with a copy to:

                    Howard, Darby & Levin
                    1330 Avenue of the Americas
                    New York, NY  10019
                    Attention:  Thomas J. Kuhn, Esq.
                    Telecopier:  (212) 841-1010.

          (c)  if to Liberty HSN, to:

                    Liberty HSN, Inc.
                    8101 East Prentice Avenue
                    Suite 500
                    Englewood, CO  80111
                    Attention:  Peter R. Barton
                    Telecopier:  (303) 721-5415

                with a copy to:

                    Baker & Botts, L.L.P.
                    599 Lexington Avenue
                    Suite 2900
                    New York, NY  10022-6030
                    Attention:  Frederick H. McGrath, Esq.
                    Telecopier:  (212) 705-5125

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the third Business Day following such mailing.

          SECTION 9.8.  HEADINGS.  The headings contained in this Agreement are
                        --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.9.  COUNTERPARTS.  This Agreement may be executed in one or
                        ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          SECTION 9.10.  BENEFITS; ASSIGNMENT.  This Agreement is not intended
                         --------------------
to confer upon any person other than the parties any rights or remedies hereunder and shall not be assigned by operation of law or otherwise; provided,
                                                                      --------
however, that the officers and directors of the Company are intended
- -------
beneficiaries of the covenants and agreements contained in Section 6.13, the Company employees having the agreements described in Section 6.16 and the holders of Company Options described in Section 2.3, provided, that such
                                                     --------
assignment shall not alter the treatment of the Merger under the Code for Company stockholders, and the Company shall execute any amendment to this Agreement necessary to provide the benefits of this Agreement to any such assignee. References to "the parties" herein shall not be deemed to include Liberty HSN or the Liberty Group unless specifically provided therein.

          SECTION 9.11.  GOVERNING LAW.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to laws that might otherwise govern under applicable principles of conflicts of law.

          SECTION 9.12.  TAX MATTERS.  Whenever it is necessary for purposes of
                         -----------
this Agreement (including the Exhibits, Annexes and disclosure letters hereto) to determine whether an exchange is tax-free, such determination shall be made without regard to any interest imputed pursuant to Section 483 of the Code.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereinto duly authorized, as of the date first written above.

                                       SILVER KING COMMUNICATIONS, INC.



                                       By:/s/ Michael Drayer
                                          -----------------------------------

                                       Name:  Michael Drayer
                                              -------------------------------

                                       Title: Executive Vice President
                                              -------------------------------
                                                _____________________________
                                                _____________________________



                                       HOUSE ACQUISITION CORP.



                                       By:/s/ Michael Drayer
                                          -----------------------------------

                                       Name:  Michael Drayer
                                              -------------------------------

                                       Title: President
                                              -------------------------------
                                                _____________________________
                                                _____________________________


                                       HOME SHOPPING NETWORK, INC.



                                       By:/s/ Kevin J. McKeon
                                          -----------------------------------

                                       Name:  Kevin J. McKeon
                                              -------------------------------

                                       Title: Executive Vice President
                                              -------------------------------
                                                and Chief Financial Officer
                                                -----------------------------
                                                _____________________________


         [SIGNATURE PAGE TO AGREEMENT AND PLAN OF EXCHANGE AND MERGER]

                                       LIBERTY HSN, INC.



                                       By:/s/ Robert R. Bennett
                                          ----------------------------------

                                       Name:  Robert R. Bennett
                                              ------------------------------

                                       Title: Executive Vice President
                                              ------------------------------
                                                ____________________________
                                                ____________________________



         [SIGNATURE PAGE TO AGREEMENT AND PLAN OF EXCHANGE AND MERGER]

                                                                       EXHIBIT A


                    TERMS AND CONDITIONS REGARDING ISSUANCE
                    ---------------------------------------
               OF CONTINGENT PARENT SHARES TO LIBERTY HSN, INC.
               ------------------------------------------------


          The following provisions set forth the terms and conditions pursuant to which, as part of the consideration to be received by Liberty HSN in the Merger in respect of its shares of Company Class B Common Stock, Parent will issue to Liberty HSN, from time to time upon the occurrence of certain events (or as circumstances otherwise permit), additional shares of Parent Class B Common Stock in satisfaction of Parent's obligation to issue to Liberty HSN (or a wholly owned subsidiary thereof to which the Contingent Right has been assigned) the shares of Parent Class B Common Stock which are not issued to it at the time of the Merger (such shares, the "Contingent Parent Shares"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the merger and exchange agreement to which this Exhibit A is attached (the "Agreement").

Number of Contingent
Parent Shares:         2,644,299 shares of Parent Class B Common Stock, less any
                       additional shares of Parent Class B Common Stock issued at the Effective Time of the Merger, in accordance with any adjustments required pursuant to Section 2.1(f) of the Agreement, but subject to increase in connection with the issuance of Extra Shares (as defined below).

Parent Obligation:     Upon the occurrence of, or in the event of the existence
                       of circumstances constituting, at any time subsequent to
                       the Effective Time and on or before the fifth anniversary
                       of the Effective Time, a Contingent Issuance Event (as
                       defined below), Parent shall issue to Liberty HSN a
                       number of Contingent Parent Shares (such additional
                       Contingent Parent Shares, the "Additional Shares") equal
                       to the Available Share Amount (as defined below)
                       determined at such time of, and after giving effect to,
                       the occurrence or existence of such Contingent Issuance
                       Event (and any share issuances resulting therefrom).
                       Parent shall issue any Additional Shares to Liberty HSN
                       simultaneously with or immediately following the
                       occurrence of a Contingent Issuance Event; subject,
                                                                  -------
                       however, to (i) the receipt of any and all
                       -------
                       consents, approvals or authorizations of any governmental
                       or regulatory entities, and the expiration or termination
                       of any waiting periods under the HSR Act required in
                       connection with the issuance of
                       such Additional Shares, and (ii) such issuance not being
                       taxable to Liberty HSN; provided, however, that the
                                               --------  -------
                       condition to issuance of the Contingent Parent Shares set forth in this clause (ii) shall be deemed satisfied to the extent that (x) the taxability of such issuance to Liberty HSN is a result of (1) any action or inaction by Liberty HSN or a member of the Liberty Group (other than due to an action or inaction specifically contemplated or required by the Agreement, the Exchange Agreement, the Term Sheet or the August Agreement (as defined in the Term Sheet)) or (2) the nature of the Contingent Right under laws and regulations in effect at the Effective
                       Time, or (y) the taxes applicable to such issuance would have accrued or been payable by Liberty HSN had all of the Contingent Parent Shares been issued to Liberty HSN in the Merger at the Effective Time. Each of Parent and Liberty HSN shall use their reasonable best efforts to obtain any such required consent or approval, and to file and cause the expiration or termination of any waiting period required in accordance with the HSR Act, in each case as promptly as practicable. At or after the Effective Time, Liberty HSN shall have the right to assign the Contingent Right, in whole or in part, to one or more wholly owned subsidiaries of Liberty HSN; and following such assignment the term "Liberty HSN" shall for purposes of the Contingent Right be deemed to refer to such assignee.

Contingent Issuance
Event: The term "Contingent Issuance Event" shall mean any event, including without limitation, any transaction, stock issuance, change in law, rule, or regulation, order, decree or policy and/or the existence or change in any other circumstance(s), which results in Liberty HSN being permitted under applicable FCC Regulations to own (without limitation or restriction relating to the continuation of such ownership following issuance, or the imposition of any restriction or limitation of the type referred to in clause (i) of the first sentence of the last paragraph opposite the caption "Parent Covenants" or any requirement to dispose or divest of any Parent Securities (including any interest in BDTV, BDTV II or any BDTV Entity (as defined in the Term Sheet)) or other assets or businesses in connection with such Contingent Issuance Event (any of the foregoing restrictions or limitations, a "Restrictive Condition")) directly or indirectly, a greater number of equity securities of Parent, including any securities exercisable or exchangeable for or convertible into equity securities of Parent (collectively, the "Parent Securities"), than the Adjusted Base

                       Amount (as defined below) as of the date of the occurrence or first existence of such Contingent Issuance Event; provided, however, that a sale or other
                              --------  -------
                       disposition by the Liberty Group of Parent Securities or Exchange Securities (as defined in Exhibit C to the Agreement) shall not constitute or result in the occurrence of a Contingent Issuance Event and such securities shall not be considered in determining the number of Parent Securities issuable in connection with a subsequent Contingency Event. The "Base Amount" shall be an amount equal to the number of Parent Securities owned, directly or indirectly, by the Liberty Group immediately prior to the Merger (including the 2 million shares of Parent Class B Common Stock held by BDTV) together with all Parent Securities actually issued to Liberty HSN in the Merger (including any Parent Stock issued pursuant to the adjustment contemplated by Section 2.1(f) of the Merger Agreement, but excluding any Contingent Parent Shares or any Parent Securities issuable pursuant to the Exchange Agreement). The "Adjusted Base Amount" shall be the Base Amount plus the number of Contingent Parent Shares issued to Liberty HSN subsequent to the Merger and prior to such Contingent Issuance Event by Parent. For purposes of this Exhibit A, Liberty HSN shall be deemed to be entitled to own Additional Shares indirectly to the extent that Liberty HSN would, following its receipt of such Additional Shares, be entitled to contribute such shares to a BDTV Entity on a tax free basis.

                       The term Contingent Issuance Event would include, but would not be limited to, the occurrence of one of the following events, or the existence of any of the following circumstances:

                       (i) a Change in Law (as defined in the Term Sheet) (including, but not limited to, as a result of any change in FCC Regulations or a Restructuring Transaction (as defined in the Term Sheet) but not including any Change in Law resulting from any transaction as a result of which either Liberty or Liberty HSN is no longer a direct or indirect subsidiary of TCI);

                       (ii) the effectiveness of any amendment to or modification of, or supplement to, the FCC orders released March 11, 1996 and June 14, 1996 relating to the transfer of control of Parent (the "FCC Orders"), or any subsequent order or ruling of the FCC (or any interpretation by the FCC) having the effect of superceding or modifying the FCC Orders, or any waiver of the restriction or limit on the Liberty Group's ownership of equity securities of Parent granted by the FCC, in each case which has the effect of increasing the aggregate percentage equity interest in Parent or the number of Parent Securities which the members of the Liberty Group are entitled to own (directly or indirectly); provided, however, that any of foregoing which contains a Restrictive Condition shall not constitute or qualify as a Contingent Issuance Event;

                       (iii) the issuance of additional Parent Securities to any
                             person or entity (including, but not limited to, upon the conversion, exercise or exchange of any options, warrants, convertible securities or other rights to acquire equity securities of Parent, but excluding Parent Securities issued to a member of the Liberty Group upon the exchange of Exchange Securities pursuant to the Exchange Agreement), other than issuances resulting from stock splits, stock dividends and similar events which do not result in a change in the Liberty Group's proportionate equity interest in Parent; or

                       (iv) any merger, consolidation, binding share exchange (or other similar transaction) involving Parent or any tender or exchange offer for the outstanding Parent Securities (but only to the extent that Liberty HSN would be permitted under FCC Regulations to hold directly or indirectly the securities issuable to holders of Parent Securities in connection with any such transaction or offer).

Calculation of
Available
Share Amount:          The number of Additional Shares issuable to Liberty HSN
                       upon the occurrence of a Contingent Issuance Event shall be equal to the "Available Share Amount," which shall be calculated in accordance with the following formula:



                       A  =    (MP * OS) - ABA
                               ---------------
                                     1-MP
                       where:
                       -----

                       A   = the Available Share Amount.

                       MP  = 21.37% or such greater percentage equity interest
                             in Parent which the Liberty Group is then permitted to own (directly or indirectly) in accordance with FCC Regulations (as amended, modified or otherwise changed to the date thereof) or any subsequent order or determination by the FCC which supersedes or modifies the FCC Orders or any waiver of or exception to the prohibitions or requirements of any of the foregoing, the effect of which would be to permit the Liberty Group to increase its percentage equity interest in Parent (including, but not limited to, after giving effect to any "control premium" or other adjustment to the percentage equity interest of the Liberty Group required by the FCC Regulations).

                       OS = the aggregate number of shares of Parent Securities issued and outstanding after giving effect to any issuances of Parent Securities resulting in or contributing to the occurrence of the Contingent Issuance Event, but excluding (i) the issuance of the Additional Shares to Liberty HSN as a result of such Contingent Issuance Event and (ii) any shares issued to a member of the Liberty Group (or its permitted transferee) pursuant to the terms of the Exchange Agreement. .

                       ABA = the Adjusted Base Amount immediately prior to the
                             occurrence of the Contingent Issuance Event.

                       Notwithstanding the foregoing, Parent shall not be required to issue Contingent Parent Shares to Liberty HSN unless the number of Additional Shares then issuable (together with any Contingent Parent Shares that have previously become issuable to Liberty HSN pursuant to this Exhibit A but for the application of this sentence) exceeds 5,000; provided, however, that any such
                                      --------  -------
                       Additional Shares so not required to be issued as a result of the provisions of this sentence shall accumulate until such time as the accumulated number of Contingent Parent Shares exceeds such number, at which point such accumulated number of Additional Shares shall be issued to Liberty HSN.

Approved Issuance:     In the event that there are any Remaining Shares Issuable
                       (as defined below) which cannot be issued solely due to a required approval, consent or waiver from the FCC on the third anniversary of the Merger, then on and after such third anniversary until such time as there are no Remaining Shares Issuable, Liberty HSN shall have the right to make application to the FCC for such consent or approval as may be necessary to permit the issuance to it of some or all of the Remaining Shares Issuable for the purpose of the disposition of such securities by Liberty
                       HSN in an orderly manner over a specified period of time or by a date certain (such consent or approval of the FCC, the "FCC Issuance Approval"). Liberty HSN shall be entitled to seek such FCC Issuance Approval from time to time following the third anniversary of the Merger and to make all applicable determinations relating to the form and substance of the consent or approval sought, including, without limitation, the number of Remaining
                       Shares Issuable for which such consent or approval is to be sought. The right to seek the FCC Issuance Approval shall not limit Liberty HSN's right to have Contingent
                       Parent Shares issued to it upon the occurrence of a Contingent Issuance Event subsequent to such third anniversary, nor shall it limit Parent's obligations regarding its efforts to cause all Remaining Shares
                       Issuable to be issued consistent with the terms hereof, and in this regard Parent and Liberty HSN agree to cooperate in good faith in order to provide for the orderly issuance of Contingent Parent Shares and Approved
                       Shares pursuant to the Contingent Issuance Right.. Parent agrees that it will use its reasonable best efforts to support any request or application for a FCC Issuance
                       Approval made by Liberty HSN .

                       Following the receipt of any FCC Issuance Approval Parent shall, upon the request of Liberty HSN and upon the date reasonably specified by Liberty, issue to it up to the number of Contingent Parent Shares for which such approval has been granted, including therein a number of shares of Parent Class B Common Stock equal to the Extra Share Amount; subject, however, to any limitation
                                     -------  -------
                       contained in the FCC Issuance Approval as to the aggregate number of shares to be so issued. Upon each issuance of Contingent Parent Shares pursuant to a FCC Issuance Approval and the subsequent taxable sale of such shares, Parent shall issue to

                       Liberty HSN an additional number of shares (the "Extra Share Amount," and such shares, the "Extra Shares") of Parent Class B Common Stock such that after such taxable sale of all Contingent Parent Shares and Extra Shares so issued (collectively, the "Approved Shares"), Liberty HSN (or its permitted assignee) would have net after-tax proceeds equal to the total fair market value of the Contingent Parent Shares as of the date of receipt of such shares. Prior to the first issuance of shares pursuant to the FCC Issuance Approval, Parent and Liberty HSN shall enter into a registration rights agreement providing to Liberty HSN customary terms for the registration of the Approved Shares issuable, including, but not limited to, reasonable demand and piggyback registration rights, minimum amounts of shares to be offered, and other customary and reasonable provisions, in light of the number of Remaining Shares Issuable. Such agreement shall provide that Liberty HSN shall have a single special demand right which shall entitle it to require Parent to use its commercially reasonable best efforts to register the full amount of shares requested to be registered and shall require Parent to use its best efforts to cause such registration to become effective on or as near as possible, to the date of an FCC Issuance Approval. Parent agrees that upon the request of Liberty HSN it will file a registration statement relating to the sale by Liberty HSN of such Approved Shares (upon conversion thereof to shares of Parent Common Stock) under the Securities Act of 1933, as amended, and shall use its best efforts to cause such registration statement to become effective upon the date of issuance, or to register such shares for sale pursuant to a "shelf" registration statement, and to use its reasonable best efforts to cause such registration to remain effective during the distribution period therefor.

                       Notwithstanding the above, the total number of Contingent Parent Shares issued or shares otherwise issuable pursuant to this Exhibit A cannot exceed the number of shares of Parent Class B Common Stock issued in the Merger at the Effective Time. The previous sentence shall be applied by taking into account the effect of stock splits, recapitalizations and similar transactions. The "Remaining Shares Issuable" as of any date shall be equal to the number of Contingent Parent Shares issuable to Liberty HSN immediately following the Effective Time of the Merger less the number of Contingent Parent Shares which have been issued to Liberty HSN as of such date (and shall exclude any Extra Shares issued to it).

Anti-Dilution
Adjustments:           The number of Remaining Shares Issuable shall be subject
                       to adjustment upon the occurrence of certain events involving Parent including, without limitation: (i) the payment by Parent of dividends (and other distributions) on outstanding shares of Parent Securities in cash (or other property) or shares of Parent's capital stock; (ii) subdivisions or combinations of Parent Securities; (iii) the issuance by Parent, in reclassification of its outstanding shares of Parent Securities, of any other shares of capital stock of Parent; and (iv) the distribution by Parent to the holders of Parent
                       Securities of any assets, properties or debt securities or any rights, warrants or options to purchase securities.

Disputes Concerning
Occurrence of
Contingent Issuance
Events: The determination of whether or not a Contingent Issuance Event exists or has occurred, and the determination of the number of Additional Shares issuable as a result thereof, shall be made in the good faith reasonable determination of Parent based upon FCC Regulations (as then in effect). In the event of any dispute between Parent and Liberty HSN with respect to the existence or occurrence of a Contingent Issuance Event, or the determination of the number of Additional Shares issuable in connection therewith, such dispute may be resolved by means of the delivery to Parent and Liberty HSN of a written opinion addressed to each of Parent and Liberty HSN (which opinion shall be in form and substance reasonably satisfactory to Parent and Liberty HSN and shall not be subject to material qualifications or limitations) of counsel to Parent specializing in FCC matters as to the matters that are the subject of any such dispute.

Transferability:       Liberty HSN will not be permitted to assign or transfer
                       the Contingent Right or its rights with respect to any Remaining Shares Issuable, other than any such assignment or transfer to a wholly owned subsidiary of Liberty HSN.

Parent Covenants:      i)     Parent at all times shall reserve for issuance to
                              Liberty HSN a number of shares of Parent Class B
                              Common Stock equal to the total number of Remaining Shares Issuable and a number of shares of Parent Common Stock issuable upon the conversion of the Parent Class B Common Stock issuable pursuant to the Contingent Right.

                       ii) Parent shall use commercially reasonable efforts to cause all Remaining Shares Issuable to have been issued to Liberty HSN prior to the third anniversary of the closing of the Merger and in any event prior to the expiration of the Contingent Right.

                       iii) Parent shall not dissolve or liquidate or take any action resulting in the voluntary dissolution or liquidation of Parent or initiate any proceedings relating to the voluntary bankruptcy of Parent.

                       Notwithstanding any other provision of the Agreement (including this Exhibit A), but excluding the transactions specifically contemplated hereby and thereby, and in addition to the foregoing rights and any other rights of Liberty HSN under the Agreement, until such time as there are no longer any Remaining Shares Issuable, without the consent of Liberty HSN, Parent will not (and will not cause or permit any of its subsidiaries
                       to) take any action that would, or could reasonably be expected to, or fail to take any action which failure would or could reasonably be expected to, (i) make the ownership by the Liberty Group of the Contingent Right, the Contingent Parent Shares issuable in respect thereof, or any other material assets thereof, or the creation, existence or continuation of Liberty HSN's Contingent
                       Right, unlawful or result in a violation of any law, rule, regulation, order or decree (including the FCC Regulations) or impose material additional restrictions or limitations on the Liberty Group's full rights of ownership of the Contingent Parent Shares or the existence or continuation of the Contingent Right or the ownership by the Liberty Group of its other material assets or the operation of its businesses (provided, that
                                                                  --------
                       for purposes of the foregoing, to the extent that a condition, restriction or limitation upon Parent or the Surviving Corporation or their respective subsidiaries relates to or is based upon or would arise as a result of any action or the consummation of a transaction by the Liberty Group, such condition, restriction or limitation shall be deemed to be such a condition, restriction or limitation on the Liberty Group (regardless of whether it is a party to or otherwise would be legally obligated thereby) to the extent that the taking of an action or the consummation of a transaction by the Liberty Group would result in BDTV, Parent, or any of their respective subsidiaries being in breach or violation of any law, rule, regulation, order or decree or otherwise causing such rule, regulation, order or decree to terminate or expire or would otherwise result in Liberty HSN's ownership of the Contingent Right, the Contingent Parent Shares or any other material assets being illegal or in violation of any law, rule, regulation, order or decree) (ii) cause the creation, existence or continuation of the Contingent Right to be taxable to Liberty HSN, (iii) cause the issuance of any of the Contingent Parent Shares to be taxable to Liberty HSN or any member of the Liberty Group; provided, however, that with respect to clauses
                              --------  -------
                       (ii) and (iii) hereof, if (x) such creation, existence, continuation or issuance is taxable to Liberty HSN as a result of (1) any action or failure to act by Liberty HSN or a member of the Liberty Group (other than due to an action or inaction specifically contemplated or required by the Agreement, the Exchange Agreement, the Term Sheet or the August Agreement) or (2) the nature of the Contingent Right under the laws and regulations in effect at the Effective Time or (y) the taxes applicable to such Contingent Right or issuance would have accrued or been payable by Liberty HSN had all of the Contingent Parent Shares been issued to Liberty HSN in the Merger at the Effective Time, then the covenants set forth in such clause (ii) or (iii) shall not be effective or (iv) otherwise restrict, impair, limit or otherwise adversely affect Liberty HSN's right or ability to receive the Contingent Parent Shares at any time. In addition to the foregoing, so long as there are any Remaining Shares Issuable, Parent shall not (a) declare or pay any cash dividends, or make any distribution of its properties or assets to the holders of the Parent Securities (other than a distribution that is tax-free to the holders of Parent Securities), unless prior thereto, Parent shall have made arrangements reasonably acceptable to Liberty HSN to protect it with respect to any adverse tax consequence incurred by Liberty HSN (other than its obligation to pay tax solely because of and to the extent of the holder's receipt of such dividend or distribution) resulting from the declaration and payment of such dividend or the making of such distribution, or (b)(i) merge with or into any person, or consolidate with any person, (ii) sell or transfer to another corporation or other person the property of Parent as an entirety or substantially as an entirety, or (iii) engage in any statutory exchange of Parent Securities with another corporation or other person (other than in connection with a merger or acquisition), in each case as a result of which shares of Parent Securities would be reclassified or converted into the right to receive stock, securities or other property (including cash) or any combination thereof, unless in connection with any such transaction (and immediately prior to the consummation thereof) all Remaining Shares Issuable are issuable (and are issued) to Liberty HSN and Liberty HSN would be entitled to own and exercise full rights of ownership of such Parent Securities following such transaction or Liberty HSN would be entitled to own and exercise full rights of ownership of the stock, securities or other property receivable by a holder of the number and kind of Parent Securities receivable by it upon the issuance to it of such Remaining Shares Issuable. Parent shall not become a party and shall not permit any of its subsidiaries to become a party to any transaction with respect to the foregoing unless the terms of the agreements relating to such transaction include obligations of the applicable parties consistent with the foregoing. If the issuance of Contingent Parent Shares is taxable to Liberty HSN as a result of a change in law after the Effective Time (but not due to an action or unreasonable inaction by Liberty HSN or the Liberty Group referred to in clause (ii)(x)(1) of the second sentence under "Parent Obligation"), Parent acknowledges and agrees that it shall be obligated to provide to Liberty HSN upon each issuance of Contingent Parent Shares, a number of additional shares sufficient on an after-tax basis to pay any such resulting tax.

Expiration:            Parent's obligation to issue Contingent Parent Shares,
                       Remaining Shares Issuable or Extra Shares shall terminate at the close of business on the fifth anniversary of the Effective Time.

Miscellaneous:         Whenever it is necessary for purposes of this Exhibit to
                       determine whether an issuance of Contingent Parent Shares is taxable or tax-free, such determination shall be made without regard to any interest imputed pursuant to
                       Section 483 of the Code.

                                   EXHIBIT B

                       FORM OF COMPANY AFFILIATE LETTER



Silver King Communications, Inc.
12425 28th Street North
St. Petersburg, FL  33716

Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Home Shopping Network, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c)
 -------
and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations")
                                                       ---------------------
of the Securities and Exchange Commission (the "Commission") under the
                                                ----------
Securities Act of 1933, as amended (the "Act").  Pursuant to the terms of the
                                         ---
Agreement and Plan of Merger dated as of November 27, 1995 (the "Agreement"), by
                                                                 ---------
and among Silver King Communications, Inc., a Delaware corporation ("Parent"),
                                                                     ------
House Acquisition Corp., a Delaware corporation ("Sub"), and the Company, Sub
                                                  ---
will be merged with and into the Company (the "Merger").
                                               ------

          As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Parent (the "Parent Securities"). I would receive such
                                      -----------------
shares in exchange for shares (or options for shares) owned by me of common stock, par value $.01 per share, of the Company (the "Company Securities").
                                                      ------------------

          I represent, warrant and covenant to Parent that in the event I receive any Parent Securities as a result of the Merger:

          1. I shall not make any sale, transfer, assignment or other disposition of the Parent Securities in violation of the Act or the Rules and Regulations.

          2. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, assign or otherwise dispose of Parent Securities to the extent I felt necessary, with my counsel or counsel for the Company.

          3. I have been advised that the issuance of Parent Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Securities has not been registered under the Act, I may not sell, transfer, assign or otherwise dispose of Parent Securities issued to me in the Merger unless
     (i) such sale, transfer, assignment or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer, assignment or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer, assignment or other disposition is otherwise exempt from registration under the Act.

          4. I understand that Parent is under no obligation to register the sale, transfer, assignment or other disposition of the Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

          5. I also understand that there will be placed on the certificates for the Parent Securities issued to me or any substitutions therefor, a legend stating in substance:

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AUGUST 25, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND SILVER KING COMMUNICATIONS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SILVER KING COMMUNICATIONS, INC.

          6. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on certificates issued to any transferee:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIED. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

          It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                       Very truly yours,



                                       _________________________________________
                                       Name:


Accepted this __ day of
_____, 1996, by

SILVER KING COMMUNICATIONS, INC.

By______________________
  Name:
  Title:

                                                                    EXHIBIT C


               TERMS AND CONDITIONS REGARDING EXCHANGE AGREEMENT
               --------------------------------------------------
        BETWEEN SILVER KING COMMUNICATIONS, INC. AND LIBERTY HSN, INC.
        --------------------------------------------------------------


          The following provisions are intended to summarize the terms and conditions of the Exchange Agreement to be entered into between Parent and Liberty HSN. The merger and exchange agreement to which this Exhibit C is attached (the "Agreement") contemplates that the agreements contained herein will be superseded by a definitive Exchange Agreement which will contain provisions incorporating and expanding upon the agreements set forth herein, together with other provisions customary in the case of transactions of this type, and such other provisions as are reasonable and appropriate in the context of the transactions contemplated hereby. Parent and Liberty HSN shall use commercially reasonable efforts to consummate the transactions contemplated hereby, including, without limitation, the satisfaction of the respective conditions to the parties' obligations to consummate such transactions and the completion of such definitive agreements. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

Exchange Right:     In connection with the consummation of the Merger, the
                    Liberty Group (or any permitted transferee) shall receive
                    739,141 shares of Surviving Corporation Class B Common Stock and 17,566,702 shares of Surviving Corporation Common Stock, subject to adjustment as provided in Section 2.1(f) of the Merger Agreement (such shares issued to the Liberty Group, the "Liberty Surviving Common" and the "Liberty Surviving
                    Class B", respectively, in each case including any other securities or rights for which such shares of Liberty
                    Surviving Common or Liberty Surviving Class B, as the case may be, are exchanged or into which such shares are converted prior to the exchange of such shares for Parent
                    Securities). "Parent Securities" shall mean, collectively, all equity securities of Parent, including any securities exercisable or exchangeable for or convertible into equity securities of Parent. Pursuant to the Exchange Agreement, the members of the Liberty Group (or any transferee) will have the right to exchange such shares of Liberty Surviving
                    Class B for shares of Parent Class B Common Stock and such shares of Surviving Corporation Common Stock for shares of Parent Common Stock from time to time as provided below.

                    The Liberty Group shall have the right to exchange from time to time, a number of shares of Liberty Surviving Common or Liberty Surviving Class B (with the holder entitled to elect the class of Surviving

                    Corporation stock to be so exchanged), which would result in the issuance to such holder of a number of Parent Securities equal to the then Available Parent Amount. The "Available Parent Amount" will equal the difference between (x) the maximum number of Parent Securities which the holder of the Liberty Surviving Common or Liberty Surviving Class B (collectively, the "Exchange Securities") would, under the FCC Regulations then in effect, then be entitled to own, and
                    (y) the number of Parent Securities then owned (for purposes of the FCC Regulations) by such holder of Exchange Securities; provided, that in determining the foregoing, a
                                --------
                    holder shall not be deemed to be permitted to own shares pursuant to the FCC Regulations to the extent that such exchange would result in any limitation or restriction relating to the continuation of such ownership following the exchange of such Exchange Securities, or the imposition of any restriction or limitation of the type referred to in clause (i) of the first sentence of the last paragraph opposite the caption "Parent Covenants" or any requirement to dispose or divest of any Parent Securities (including any interest in BDTV, BDTV II or any BDTV Entity (each as defined in the Term Sheet)) in connection with or as a result of such exchange (any of the foregoing restrictions or limitations a "Restrictive Condition")). The Exchange Agreement will provide that (A) each share of Liberty Surviving Common will be exchangeable into 0.45 shares of Parent Common Stock (the "Common Stock Exchange Ratio") and
                    (B) each share of Liberty Surviving Class B will be exchangeable into 0.54 shares of Parent Class B Common Stock (the "Class B Common Stock Exchange Ratio"), in each case, rounded down to the nearest whole number and subject to adjustment as provided herein.

                    Notwithstanding the foregoing, the parties' obligations to exchange Exchange Securities for Parent Securities shall be deferred to the extent that the number of Parent Securities which would then otherwise be required to be issued upon such exchange is less than 25,000; provided, however, that any such Exchange Securities not then required to be exchanged as a result of the provisions of this paragraph shall be exchanged at such time as such number of Parent Securities issuable upon the exchange of all Exchange Securities then required to be exchanged equals or exceeds such number, at which time, subject to the other conditions herein, the parties shall execute such exchange.

Conditions to
Exchange:           The obligation of the holder of Exchange Securities to
                    consummate any such exchange pursuant to the Exchange
                    Agreement shall be subject to customary conditions of
                    closing, including but not limited to, (i) the receipt of
                    any and all consents, approvals or authorizations of any
                    governmental or regulatory entities, and the expiration or termination of
                    any waiting periods under the HSR Act required in connection with the exchange of such Exchange Securities, and (ii) such exchange not being taxable to Liberty HSN; provided,
                                                               --------
                    however, that the condition to exchange Exchange Securities
                    -------
                    set forth in this clause (ii) shall be deemed satisfied to the extent that (x) the taxability of such exchange to Liberty HSN is a result of (1) any action or inaction by Liberty HSN or a member of the Liberty Group (other than due to an action or inaction specifically contemplated or required by the Merger Agreement, the Exchange Agreement, the Term Sheet or the August Agreement (as defined in the Term Sheet)) or (2) the laws and regulations in effect at the Effective Time, or (y) the taxes applicable to such exchange would have accrued or been payable by Liberty HSN had all of the Exchange Securities been issued to Liberty
                    HSN in the Merger at the Effective Time. Each of Parent and Liberty HSN shall use their reasonable best efforts to obtain any such required consent or approval, and to file and cause the expiration or termination of any waiting period required in accordance with the HSR Act, in each case as promptly as practicable.


Assignment:         The rights of the Liberty Group under the Exchange Agreement shall be assignable to any person acquiring Exchange
                    Securities (or any interest therein (including an interest in any BDTV Entity) in a transfer made pursuant to the August Agreement (treating the Exchange Securities as though they were Silver Securities (as defined in the August
                    Agreement)).

Anti-Dilution
Adjustments:        The Common Stock Exchange Ratio and the Class B Common Stock
                    Exchange Ratio shall be subject to adjustment upon the occurrence of certain events involving Parent including, without limitation: (i) the payment by Parent of dividends
                    (and other distributions) on outstanding shares of Parent
                    Securities in cash or shares of Parent's capital stock; (ii) subdivisions or combinations of Parent Securities; (iii) the issuance by Parent, in reclassification of its outstanding shares of Parent Securities, of any other shares of capital stock of Parent, and (iv) the distribution by Parent to holders of Parent Securities of any assets, properties or debt securities or any rights, warrants or options to purchase securities.

Adjustments Upon
Certain Fundamental
Transactions:       The Exchange Agreement will also provide that in the event of any merger, consolidation, statutory exchange of securities or other recapitalization or reclassification of the securities of the Surviving

                    Corporation, or a sale or transfer of all or substantially all of the assets of the Surviving Corporation, the securities or other property receivable by the holder of the Exchange Securities in such transaction will be exchangeable for shares of Parent Common Stock or Parent Class B Common Stock upon the same terms and conditions as such shares of Liberty Surviving Common and Liberty Surviving Class B (including, without limitation, any adjustments to the Common Stock Exchange Ratio and the Class B Common Stock Exchange Ratio).

                    Except as provided in the next sentence, the terms of the Exchange Agreement shall provide that no shares of Liberty Surviving Common or Liberty Surviving Class B shall be exchanged with a member of the Liberty Group under the Exchange Agreement until all Contingent Parent Shares issuable to Liberty HSN pursuant to the Contingent Right (each as defined in Exhibit A to the Agreement) have been so issued. Notwithstanding the foregoing, and in addition to its right to assign its rights under the Exchange Agreement to any permitted transferee of Exchange Securities (or interests therein), the Exchange Agreement shall also provide that any member of the Liberty Group shall be permitted to exchange the applicable amount of Exchange Securities held by it in connection with any direct or indirect transfer of Parent Securities issuable upon such exchange by such member of the Liberty Group to one or more third parties in accordance with the Silver Stockholders Agreement (including in connection with a public offering of Parent Securities effected pursuant to the Liberty Group's demand and piggyback registration rights under the Silver Stockholders Agreement).

Parent Covenants:   In the Exchange Agreement, Parent shall agree that so long as any Exchange Securities remain outstanding it shall provide to Liberty HSN quarterly and annual financial statements and reports (including a balance sheet and related income statement and the notes related thereto) prepared with respect to the Surviving Corporation and such additional financial and other information with respect to the Surviving Corporation and its subsidiaries as Liberty
                    HSN may from time to time reasonably request.

                    Notwithstanding any other provision of the Exchange Agreement or the Agreement to the contrary (but excluding actions specifically contemplated by the Exchange Agreement and the Agreement), and in addition to the foregoing rights and any other voting rights granted by law to the holders of the Exchange Securities, without the consent of Liberty HSN (which consent, in the case of clauses (ii) through (v) below, will not be unreasonably withheld), Parent will not (and will not cause or permit any of its subsidiaries to) cause or permit the Surviving Corporation or any of its subsidiaries to take any action that would, or could reasonably be expected to, or fail to take any action which failure would or could reasonably be expected to, (i) make the ownership by the Liberty Group of the Exchange Securities or any other material assets thereof unlawful or result in a violation of any law, rule, regulation, order or decree (including the FCC Regulations) or impose material additional restrictions or limitations on the Liberty Group's full rights of ownership of the Exchange Securities or the ownership of its other material assets or the operation of its businesses (provided, that for purposes
                                                     --------
                    of the foregoing, to the extent that a condition, restriction or limitation upon Parent or the Surviving Corporation or their respective subsidiaries relates to or is based upon or would arise as a result of, any action or the consummation of a transaction by the Liberty Group, such condition, restriction or limitation shall be deemed to be such a condition, restriction or limitation on the Liberty Group (regardless of whether it is a party to or otherwise would be legally obligated thereby) to the extent that the taking of an action or the consummation of a transaction by the Liberty Group would result in BDTV, Parent, or any of their respective subsidiaries being in breach or violation of any law, rule, regulation, order or decree or otherwise causing such rule, regulation, order or decree to terminate or expire or would otherwise result in Liberty HSN's ownership of the Exchange Securities or any other material assets being illegal or in violation of any law, rule, regulation, order or decree), (ii) cause the acquisition or ownership by the Liberty Group of any Exchange Securities (upon the Exchange pursuant to Section 1.1 of the Agreement immediately prior to the Effective Time or upon any subsequent exchange or conversion of Liberty Surviving Common or Liberty Surviving Class B) to be taxable to such holder; (iii) cause the exchange of Exchange Securities for Parent Securities to be a taxable transaction to the holder thereof; provided, however, that with respect to clauses
                             --------  -------
                    (ii) and (iii) hereof, if (x) such acquisition, ownership or exchange is taxable to Liberty HSN as a result of (1) any action or failure to act by Liberty HSN or a member of the Liberty Group (other than due to an action or inaction specifically contemplated or required by the Agreement, the Exchange Agreement, the Term Sheet or the August Agreement) or (2) the laws and regulations in effect at the Effective Time or (y) the taxes applicable to such acquisition, ownership or exchange would have accrued or been payable by Liberty HSN had all of the Exchange Securities been issued to Liberty HSN in the Merger at the Effective Time, then the covenants set forth in such clause (ii) or (iii) shall not be effective; (iv) result in the Surviving Corporation being unable to pay its debts as they become due or becoming insolvent, or (v) otherwise restrict, impair, limit or otherwise adversely affect the right or ability of a holder of Exchange Securities at any time to exercise the exchange rights under the Exchange Agreement. In addition to the foregoing, the Exchange Agreement will provide that so long as any Exchange Securities are outstanding, Parent shall not declare or pay any cash dividends, or make any distribution of its properties or assets to the holders of Parent Securities (other than a distribution which is tax free to the holders of Parent Securities), unless prior thereto Parent shall have made arrangements reasonably acceptable to the holders of the Exchange Securities to protect such holders with respect to any adverse tax consequence incurred by such holder (other than the obligation of such holder to pay tax solely because of the holder's receipt of such dividend or distribution) resulting from the declaration and payment of such dividend or the making of such distribution. In addition, the Exchange Agreement will provide that, so long as any Exchange Securities are outstanding, Parent will not
                    (i) merge with or into any person, or consolidate with any person, (ii) sell or transfer to another corporation or other person the property of Parent as an entirety or substantially as an entirety, or (iii) engage in any statutory exchange of Parent Securities with another corporation or other person (other than in connection with a merger or acquisition), in each case as a result of which shares of Parent Securities would be reclassified or converted into the right to receive stock, securities or other property (including cash) or any combination thereof, unless in connection with any such transaction (and immediately prior to the consummation thereof) the holder of the Exchange Securities would be entitled to exchange all Exchange Securities for Parent Securities (and own and exercise full rights of ownership of such Parent Securities following such transaction) or the holder of such Exchange Securities would be entitled to own and exercise full rights of ownership of the stock, securities or other property receivable by a holder of the number and kind of Parent Securities receivable by such holder upon such exchange of Exchange Securities. Parent shall not become a party and shall not permit any of its subsidiaries to become a party to any transaction with respect to the foregoing unless the terms of the agreements relating to such transaction include obligations of the applicable parties consistent with the foregoing.

Transfer of
Surviving
Corporation's
Assets and
Liabilities to
Subsidiary:         Parent agrees that as soon as reasonably practicable
                    following the Merger, it will use its reasonable best efforts to take and cause any of its subsidiaries to take any actions necessary in order to assign to a wholly owned subsidiary of the Surviving Corporation ("Surviving Sub") all of the material assets (other than the capital stock of Surviving Sub) and material liabilities of the Surviving
                    Corporation and to cause Surviving Sub to assume or guarantee all such material liabilities and to obtain the release of the Surviving Corporation from all such material liabilities. Following such transfer, Parent shall not permit the Surviving Corporation to own any assets other than the capital stock of the Surviving Sub, and shall not permit the Surviving Corporation to be or become subject to any material liabilities.

Certain Obligations
Upon Insolvency or
Bankruptcy of
Surviving
Corporation:        In the event that the Surviving Corporation should become
                    insolvent or, within the meaning of any federal or state bankruptcy law, commence a voluntary case or consent to the entry of any order of relief or for the appointment of any custodian for its property or a court of competent jurisdiction enters an order or decree for relief against the Surviving Corporation appointing a custodian or ordering its liquidation, and Liberty HSN determines in good faith that the equity of the Surviving Corporation is reasonably likely to be impaired or extinguished, then upon the request of Liberty HSN, its rights under the Exchange Agreement shall be converted into the deferred right to receive from Parent the number of shares of Parent Common Stock and Parent Class B Common Stock which Liberty HSN would then have had the right to acquire upon the exchange of all Exchange Securities then outstanding (such deferred right, the "Additional Contingent Right"). The terms and conditions of the Additional Contingent Right shall be identical to those of the Contingent Right, except that the Remaining
                    Shares Issuable (as defined in Exhibit A to the Agreement) pursuant to the Additional Contingent Right shall automatically become issuable, subject to regulatory approval, on the fifth anniversary of the date the Additional Contingent Right is granted.

                    In connection with the grant of the Additional Contingent Right, Parent shall thereafter be obligated to use all reasonable efforts to consummate a Restructuring Transaction (as defined below) on or before the third anniversary of the date of the grant of the Additional Contingent Right. In the event that such Restructuring Transaction has not been consummated by such fifth anniversary and the Additional Contingent Right has not been satisfied in full by such date, Parent shall thereafter be required to use its best efforts to cause all Parent Securities issuable in respect of the Additional Contingent Right to be issued prior to the seventh anniversary thereof. Such efforts shall include, without limitation (but subject to applicable fiduciary obligations) engaging in a Restructuring Transaction, completing an equity offering, or other corporate restructuring or causing all of the equity interests in Parent to be acquired by a third party in a transaction which is tax free to the stockholders of Parent, in any case which would result in all Contingent Parent Shares issuable to Liberty HSN pursuant to the Additional Contingent Right being issued to it and Liberty HSN being entitled to hold such Parent Securities or other properties receivable by it in such transaction free of any governmental or regulatory restrictions and to exercise full rights of ownership with respect thereto. A "Restructuring Transaction" is a transaction pursuant to which Parent shall take such actions as may be reasonably necessary, including, but not limited to, to file any required applications with the FCC and any other governmental or regulatory agency, to obtain any required FCC or other governmental or regulatory consents and approvals, and to undertake any restructuring of Parent's assets, liabilities and businesses, in order that Liberty or Liberty HSN, as the case may be, would (subject to its obligations under the August Agreement, the Term Sheet and the Silver Stockholders Agreement) be permitted to exercise full ownership rights (including voting rights) with respect to the Parent Securities owned by it (including its pro rata interest in any Parent Securities held by BDTV, BDTV II or a BDTV Entity).

Miscellaneous:      If the exchange of Exchange Securities is taxable to Liberty
                    HSN as a result of a change in law (but not due to an action or unreasonable inaction by Liberty HSN or a member of the Liberty Group referred to in clause (ii)(x)(1) of the first sentence of "Conditions to Exchange") after the Effective
                    Time, Parent acknowledges and agrees that it shall be obligated to provide to Liberty HSN upon each exchange of Exchange Securities, a number of additional shares sufficient on an after-tax basis to pay any such resulting tax.

                    Whenever it is necessary for purposes of this Exhibit to determine whether an exchange is taxable or tax-free, such determination shall be made without regard to any interest imputed pursuant to Section 483 of the Code.

                    Parent at all times shall reserve for issuance to Liberty HSN a number of shares of Parent Class B Common Stock and Parent Common Stock equal to the number of shares issuable upon exchange of the remaining shares of Liberty Surviving Class B and Liberty Surviving Common, respectively, and shall reserve an additional number of shares of Parent Common Stock equal to the number of shares issuable upon the conversion of shares of Parent Class B Common Stock issuable pursuant to the Exchange Agreement.

                    The Exchange Agreement will provide that Parent will grant to the holder of Parent Securities issuable upon the exchange of Exchange Securities certain rights relating to the registration of such securities under the Securities Act upon customary terms and conditions, including demand and piggyback registration rights.

                                    ANNEX A

            COMPANY STOCKHOLDERS PARTY TO COMPANY VOTING AGREEMENT


                           Liberty Media Corp.
                           Liberty Program Investments, Inc.
                           Liberty HSN, Inc.


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                                    ANNEX B

             PARENT STOCKHOLDERS PARTY TO PARENT VOTING AGREEMENT


                            BDTV INC.
                            Barry Diller
                            Arrow Holdings, LLC
                            Liberty Media Corp.

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